

                                                                  EXECUTION COPY






                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                            KIMCO REALTY CORPORATION


                              KRC ACQUISITION INC.


                     KRC CT ACQUISITION LIMITED PARTNERSHIP


                     KRC PC ACQUISITION LIMITED PARTNERSHIP


                       PAN PACIFIC RETAIL PROPERTIES, INC.


                         CT OPERATING PARTNERSHIP, L.P.


                                       AND


                             WESTERN/PINECREEK, L.P.


                            DATED AS OF JULY 9, 2006


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                                TABLE OF CONTENTS

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ARTICLE I              DEFINITIONS................................................................................1


ARTICLE II             THE MERGER.................................................................................1

      Section 2.1      The Merger.................................................................................1

      Section 2.2      Closing and Closing Date...................................................................1

      Section 2.3      Effective Time.............................................................................1

      Section 2.4      Effects of the Merger......................................................................1

      Section 2.5      Charter; Bylaws............................................................................1

      Section 2.6      Directors and Officers of the Surviving Company............................................1

      Section 2.7      Conversion of Securities...................................................................1

      Section 2.8      Treatment of Company OP Units..............................................................1

      Section 2.9      Treatment of Company Options and Restricted Stock..........................................1

      Section 2.10     Fractional Interests.......................................................................1

      Section 2.11     Surrender of Company Common Stock and Company OP Units; Transfer Books.....................1

      Section 2.12     Lost, Stolen or Destroyed Certificates.....................................................1

      Section 2.13     Withholding Rights.........................................................................1

      Section 2.14     Inclusion of Adjustment to Merger Consideration............................................1

      Section 2.15     Structure..................................................................................1


ARTICLE III            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................1

      Section 3.1      Organization and Qualification.............................................................1

      Section 3.2      Authorization; Validity and Effect of Agreement............................................1

      Section 3.3      Capitalization.............................................................................1

      Section 3.4      Subsidiaries...............................................................................1

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      Section 3.5      Other Interests............................................................................1

      Section 3.6      No Conflict; Required Filings and Consents.................................................1

      Section 3.7      Compliance.................................................................................1

      Section 3.8      SEC Documents..............................................................................1

      Section 3.9      Absence of Certain Changes.................................................................1

      Section 3.10     Litigation.................................................................................1

      Section 3.11     Taxes......................................................................................1

      Section 3.12     Employee Benefit Plans.....................................................................1

      Section 3.13     Properties.................................................................................1

      Section 3.14     Contracts..................................................................................1

      Section 3.15     Labor Relations............................................................................1

      Section 3.16     Environmental Matters......................................................................1

      Section 3.17     Opinion of Financial Advisor...............................................................1

      Section 3.18     Brokers....................................................................................1

      Section 3.19     Vote Required..............................................................................1

      Section 3.20     Insurance..................................................................................1

      Section 3.21     Takeover Provisions Inapplicable...........................................................1

      Section 3.22     Affiliate Transactions.....................................................................1

      Section 3.23     Proxy Statement; Form S-4 Registration Statement; Other Information........................1


ARTICLE IV             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................1

      Section 4.1      Organization and Qualification.............................................................1

      Section 4.2      Authorization; Validity and Effect of Agreement............................................1

      Section 4.3      Capitalization.............................................................................1

      Section 4.4      No Conflict; Required Filings and Consents.................................................1

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                                      -ii-
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      Section 4.5      Compliance.................................................................................1

      Section 4.6      SEC Documents..............................................................................1

      Section 4.7      Absence of Certain Changes.................................................................1

      Section 4.8      Litigation.................................................................................1

      Section 4.9      Brokers....................................................................................1

      Section 4.10     Taxes......................................................................................1

      Section 4.11     Vote Required..............................................................................1

      Section 4.12     Proxy Statement; Form S-4 Registration Statement; Other In-formation.......................1

      Section 4.13     Authorization for Parent Common Stock......................................................1

      Section 4.14     Interim Operations of Merger Sub...........................................................1


ARTICLE V              CONDUCT OF BUSINESS PENDING THE MERGER.....................................................1

      Section 5.1      Conduct of Business of the Company Pending the Merger......................................1

      Section 5.2      Conduct of Business of Parent Pending the Merger...........................................1

      Section 5.3      Continued Qualification as a Real Estate Investment Trust; Final Company
                       Dividend...................................................................................1

      Section 5.4      Information................................................................................1


ARTICLE VI             ADDITIONAL AGREEMENTS......................................................................1

      Section 6.1      Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting.......................1

      Section 6.2      Cooperation; Notice; Cure..................................................................1

      Section 6.3      No Solicitation............................................................................1

      Section 6.4      Access to Information......................................................................1

      Section 6.5      Governmental Approvals.....................................................................1

      Section 6.6      Publicity..................................................................................1

      Section 6.7      Affiliate Agreements.......................................................................1

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                                     -iii-
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      Section 6.8      Further Assurances and Actions.............................................................1

      Section 6.9      Stock Exchange Listing.....................................................................1

      Section 6.10     Obtaining Consents.........................................................................1

      Section 6.11     Indemnification and Insurance..............................................................1

      Section 6.12     Company Cooperation; Takeover Laws.........................................................1

      Section 6.13     Asset Sales................................................................................1

      Section 6.14     Company REIT Status........................................................................1

      Section 6.15     Parent REIT Status.........................................................................1


ARTICLE VII            CONDITIONS OF MERGER.......................................................................1

      Section 7.1      Conditions to Obligation of each Party to Effect the Merger................................1

      Section 7.2      Conditions to Obligations of the Company to Effect the Merger..............................1

      Section 7.3      Conditions to Obligations of Parent and Merger Sub to Effect the Merger....................1

      Section 7.4      Delay......................................................................................1


ARTICLE VIII           TERMINATION, AMENDMENT AND WAIVER..........................................................1

      Section 8.1      Termination................................................................................1

      Section 8.2      Expenses; Break-Up Fee.....................................................................1

      Section 8.3      Effect of Termination......................................................................1

      Section 8.4      Amendment..................................................................................1

      Section 8.5      Waiver.....................................................................................1


ARTICLE IX             GENERAL PROVISIONS.........................................................................1

      Section 9.1      Non-Survival of Representations, Warranties and Agreements.................................1

      Section 9.2      Notices....................................................................................1

      Section 9.3      Severability...............................................................................1

      Section 9.4      Entire Agreement; Assignment...............................................................1

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                                      -iv-
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      Section 9.5      Parties in Interest; Construction..........................................................1

      Section 9.6      Governing Law..............................................................................1

      Section 9.7      No Trial by Jury...........................................................................1

      Section 9.8      Action by Subsidiaries.....................................................................1

      Section 9.9      Headings...................................................................................1

      Section 9.10     Specific Performance.......................................................................1

      Section 9.11     Mutual Drafting............................................................................1

      Section 9.12     Interpretation.............................................................................1

      Section 9.13     Counterparts...............................................................................1




Exhibits
--------

Exhibit A - Opinion of Latham & Watkins
Exhibit B - Affiliate Agreement

                          AGREEMENT AND PLAN OF MERGER

                  This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of July 9, 2006, and entered into by and among Kimco Realty Corporation, a Maryland corporation ("Parent"), KRC Acquisition Inc., a Maryland corporation and indirect subsidiary of Parent ("Merger Sub"), KRC CT Acquisition Limited Partnership, a Delaware limited partnership ("CTOP Merger Sub"), KRC PC Acquisition Limited Partnership, a Delaware limited partnership ("Pinecreek Merger Sub"), Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), CT Operating Partnership, L.P. ("CTOP"), a California limited partnership and Western/Pinecreek, L.P., a Delaware limited partnership ("Pinecreek OP"). Parent, Merger Sub, CTOP Merger Sub, Pinecreek Merger Sub, the Company, CTOP and Pinecreek OP are sometimes referred to herein, individually, as a "Party," and, collectively, as the "Parties."

                                    RECITALS

                  WHEREAS, the Board of Directors of the Company, having determined that it is advisable and in the best interests of the Company and its shareholders, and of the Operating Partnerships and their respective partners, wishes to enter into a series of transactions, including merger transactions on the terms and subject to the terms and conditions set forth in this Agreement;

                  WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub and the Board of Directors of the Company have each approved this Agreement, declared that this Agreement is advisable and determined that the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in such merger (together with the charter amendments described herein, the "Merger"), is advisable, fair to and in the best interests of their respective companies and stockholders and accordingly have agreed to effect the Merger upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub and the Board of Directors of the Company have also determined that the merger of CTOP with and into CTOP Merger Sub, with CTOP Merger Sub being the surviving entity in such merger ("CTOP Merger") and the merger of Pinecreek with Pinecreek OP Merger Sub, with Pinecreek OP being the surviving entity in such merger ("Pinecreek Merger," and, together with the CTOP Merger, the "Partnership Mergers" and together with the Merger, the "Mergers") are advisable, fair to and in the best interests of Parent, Merger Sub, CTOP Merger Sub, Pinecreek Merger Sub and the Company and their stockholders, respectively, and accordingly have agreed to effect the Partnership Mergers upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Parent, has caused the sole general partner of CTOP Merger Sub and Pinecreek Merger Sub, to take all actions necessary to authorize the Merger and the Partnership Mergers;

                  WHEREAS, the Company, in its capacity as the sole shareholder of the general partner of CTOP, has taken all actions required for the general partner to authorize the transactions contemplated hereby;

                  WHEREAS, the Company, in its capacity as the sole general partner of Pinecreek OP, has taken all actions required for the general partner to authorize the transactions contemplated hereby; and

                  WHEREAS, Parent, Merger Sub, CTOP Merger Sub, Pinecreek Merger Sub, the Company, CTOP and Pinecreek OP desire to make certain representations, warranties and agreements in connection with the Merger as specifically set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, and intending to be legally bound hereby, Parent, Merger Sub, CTOP Merger Sub, Pinecreek Merger Sub, the Company, CTOP and Pinecreek OP hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  For purposes of this Agreement, the term:

                  "Acquisition Proposal" means any proposal, offer or inquiry from a Third Party for or with respect to the acquisition, directly or indirectly, of beneficial ownership (as defined under Rule 13(d) of the Exchange
Act) of assets, securities or ownership interests of or in the Company or any of its Subsidiaries representing 10% or more of the consolidated assets of the Company and its Subsidiaries taken as a whole, or of an equity interest representing a 10% or greater economic interest in the Company and such Subsidiaries taken as whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, share exchange, liquidation, dissolution, recapitalization, tender offer, exchange offer or similar transaction with respect to either the Company or any of such Subsidiaries.

                  "Action" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitration, audit or investigation by or before any Governmental Entity or any other Person.

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned or leased by such Person or any of its Subsidiaries.

                  "Benefit Arrangement" shall mean, with respect to any Person, any employee benefit plan, program, policy, practice, agreement, or other arrangement providing benefits to any current or former employee, officer or director of such Person or any of its ERISA Affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such Person or any of its ERISA Affiliates or to which such Person or any of its ERISA Affiliates contributes, is obligated to contribute, or is party, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (in each case, whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

                  "Business Day" shall mean each day other than Saturdays, Sundays and days when commercial banks are authorized to be closed for business in New York, New York.

                  "Cash Consideration" shall mean $70 in cash without interest, subject to adjustment as set forth in Section 2.14, Section 5.3, Section 6.13 and Section 6.14.

                  "Certificates" shall mean outstanding certificates which immediately prior to the Effective Time represented Company Common Stock.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

                  "Company Affiliate" shall mean an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act.

                  "Company Board" shall mean the Board of Directors of the Company.

                  "Company Capital Stock" shall mean Company Common Stock and Company Preferred Stock.

                  "Company Common Stock" shall mean the common stock of the Company, par value $.01 per share.

                  "Company Lease" shall mean any agreement under which the Company or its Subsidiaries is the lessor that provides for the use, occupancy or possession of any parcel of Company Real Property.

                  "Company Material Adverse Effect" shall mean any change affecting, or condition having an effect on, the Company or any of its Subsidiaries (i) that is, or would reasonably be expected to be, materially adverse to the business, Assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole,
(ii) that will, or would reasonably be expected to, prevent or materially impair the ability of the Parties to consummate the Merger before the Termination Date,
(iii) that would, or would reasonably be expected to, prevent or materially impair the ability of the Company to operate its or any of its Subsidiaries' businesses following the Effective Time, (iv) that, to the Knowledge of the Company, would or would reasonably be expected to, prevent or materially impair the ability of Parent to operate its or any of its Subsidiaries' businesses following the Effective Time, or (v) that could reasonably be expected to prevent or materially impair the Company or Parent from qualifying for federal or state taxation as a REIT prior to or after the Effective Time; provided, however, that any such change or effect having the results described in the foregoing (i) through (iv) that results from (A) a change in law, rule or regulation, or GAAP or interpretations thereof that applies to both Parent and the Company or (B) economic or market conditions in the retail shopping center industry generally shall not be considered when determining whether a Company Material Adverse Effect has occurred, except to the extent that such change or effect disproportionately affects the Company or its Subsidiaries in any material respect; provided, further, that a decline in the share price of the Company resulting from the public announcement of this Agreement and the proposed Merger shall not be deemed a Company Material Adverse Effect.

                  "Company OP Units" shall mean the units of limited partnership interest in either of the Operating Partnerships.

                  "Company Options" shall mean all options and purchase rights to acquire Company Capital Stock granted, awarded, earned or purchased under the Company Stock Plans.

                  "Company Stockholder" shall mean a holder of record of one or more shares of Company Common Stock immediately prior to the Effective Time.

                  "Company Stock Plans" shall mean the Company's 1997 Stock Option and Incentive Plan and 2000 Stock Incentive Plan, as amended.

                  "Company Stock Rights" shall mean all options, restricted share awards, performance awards, dividend equivalents, deferred stock, equity payments, equity appreciation rights and shares of capital stock or beneficial interests granted, awarded, earned or purchased pursuant to the Company Stock Plans.

                  "Company Transactions" shall mean the Merger, CTOP Merger, Pinecreek Merger, and the other transactions contemplated by this Agreement.

                  "Confidentiality Agreement" means that certain confidentiality agreement dated June 12, 2006 between the Company and Parent.

                  "CRULPA" shall mean the California Revised Uniform Limited Partnership Act, as amended.

                  "CTOP Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of CT Operating Partnership, L.P., dated January 17, 2003, by and between the Company (as successor in interest to Center Trust, Inc.) and certain individuals listed on Exhibit A thereto.

                  "DRULPA" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.

                  "Effective Time" shall have the meaning assigned thereto in
Section 2.3.

                  "Encumbrances" shall mean any claim, lien, pledge, option, right of first refusal, charge, security interest, deed of trust, mortgage, restriction or encumbrance pertaining to the Assets held by or in favor of Third Parties.

                  "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule, regulation or policies relating
(i) to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; (ii) to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde or any other Hazardous Material; (iii) to the treatment, storage, disposal or management of Hazardous Materials; (iv) to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; or (v) to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), those portions of the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq. relating to Hazardous Materials exposure and compliance, the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001, et seq. ("EPCRA"), and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean, with respect to any Person, any entity which is (or at any relevant time was) considered a single employer with such Person under Section 4001 of ERISA or Section 414 of the Code.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fixtures and Equipment" shall mean, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by such Person and located in, at or upon the Assets of such Person.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "Governmental Entities" shall mean all courts, regulatory or administrative agencies, commissions or other governmental authorities, bodies or instrumentalities with jurisdiction, including for the avoidance of doubt any self regulatory organizations.

                  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under applicable Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; a "chemical substance or mixture" as defined in TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials, including source, byproduct or special nuclear materials; asbestos or asbestos-containing materials; chlorinated fluorocarbons ("CFCs"); and radon.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  "Knowledge" shall mean with respect to (i) the Company, the actual knowledge of those individuals listed in Section 1(a) of the Company Disclosure Schedule, and (ii) Parent and Merger Sub, the actual knowledge of those individuals listed in Section 1 of the Parent Disclosure Schedule.

                  "Material Contracts" shall mean (i) any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized lease obligation or other indebtedness to any Person, or any guaranty thereof, in excess of $1,000,000 (excluding letters of credit, performance bonds or guaranties entered into in the ordinary course of business), (ii) any contractual obligation (including any brokerage agreement) entered into by the Company or any Company Subsidiary that, by its terms, is not terminable within one year (without termination fee or penalty) and that may result in total payments by the Company or any Company Subsidiary in excess of $1,000,000, (iii) any agreements filed or required to be filed as exhibits to the Company SEC Reports pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (iv) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction in excess of $500,000 to which the Company or any Company Subsidiary is a party or an obligor with respect thereto, (v) any agreement, arrangement or understanding in which the amount involved exceeds $60,000 per annum with any trustee, director or employee of the Company or the Company Subsidiaries earning in excess of $75,000 per annum in base compensation and cash bonus or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such trustee, director or employee, (vi) any partnership or joint venture agreement with any third parties, (vii) any confidentiality agreement, non-competition agreement or other contract or any agreement that contains covenants that restrict the Company's or its Affiliates' ability to compete in any line of business or with any Person in any geographical area, (viii) any indemnification agreements entered into by and between the Company and any director or officer of the Company or any of its Subsidiaries, (ix) any contract providing any Person with any option, right of first refusal or similar obligation with respect to any of the Company's Assets, or (x) any agreement pursuant to which the Company or any of its Subsidiaries manages or provides services with respect to any real properties other than Company Real Property; provided, however, that a Company Lease shall not be considered a Material Contract.

                  "Merger Consideration" shall mean the Cash Consideration, together with, if applicable, the Stock Consideration.

                  "MGCL" shall mean the Maryland General Corporation Law, as amended.

                  "Multiemployer Plan" shall mean any "multiemployer" plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Operating Partnerships" shall mean CTOP and Pinecreek OP.

                  "Operating Partnership Agreements" shall mean the CTOP Partnership Agreement and the Pinecreek OP Partnership Agreement.

                  "Organizational Documents" means, with respect to any entity, the charter, certificate of incorporation, articles of incorporation, bylaws, partnership agreement, operating agreement, declaration of trust or other governing documents of such entity, including any documents designating or certifying the terms of any securities of such entity.

                  "Parent Common Stock" shall mean the common stock, par value $.01 per share, of Parent.

                  "Parent Common Stock Value" shall be an amount equal to the average of the daily closing prices (as of 4:00 p.m. eastern time) per share of Parent Common Stock, as reported on the NYSE (as published in The Wall Street Journal or, if not published therein or incorrectly published therein, in another authoritative source mutually selected by Parent and the Company) for the ten (10) consecutive full trading days immediately preceding the two (2) consecutive full trading days immediately preceding the date of the Company Stockholders Meeting; provided, however, that if the Parent has elected to delay the Closing pursuant to Section 2.2(b), the Parent Common Stock Value shall be an amount equal to the average of the daily closing prices (as of 4:00 p.m. eastern time) per share of Parent Common Stock, as reported on the NYSE (as published in The Wall Street Journal or, if not published therein or incorrectly published therein, in another authoritative source mutually selected by Parent and the Company) for the ten (10) consecutive full trading days immediately preceding the Closing Date; provided, further, that if Parent declares a dividend with respect to shares of Parent Common Stock with a record date during such measurement period, an appropriate adjustment will be made to the Parent Common Stock Value for the days following such record date to take account of such dividend payment.

                  "Parent Material Adverse Effect" shall mean: (1) if Parent has made a Stock Election, any change affecting, or condition having an effect on, the Parent or any of its Subsidiaries (i) that is, or would reasonably be expected to be, materially adverse to the business, Assets, liabilities, results of operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of the Parties to consummate the Merger before the Termination Date, (iii) that would, or would reasonably be expected to, prevent or materially impair the ability of Parent to operate its and its Subsidiaries' businesses, taken as a whole, following the Effective Time or (iv) that could reasonably be expected to prevent or materially impair the Company or Parent from qualifying for federal or state taxation as a REIT after the Effective Time; provided, however, that any such change or effect having the results described in the foregoing (i) through (iii) that results from (A) a change in law, rule or regulation, or GAAP or interpretations thereof that applies to both Parent and the Company or (B) economic or market conditions in the industries in which Parent and its Subsidiaries operate shall not be considered when determining whether a Parent Material Adverse Effect has occurred, except to the extent that such change or effect disproportionately affects the Parent or its Subsidiaries in any material respect; provided, further, that a decline in the share price of the Parent resulting from the public announcement of this Agreement and the proposed Merger or the Parent Common Stock Value shall not be deemed a Parent Material Adverse Effect; and (2) if Parent has not made a Stock Election, any change affecting, or condition having an effect on, Parent or any of its Subsidiaries that will, or would reasonably be expected to, prevent or materially impair the ability of the Parties to consummate the Merger before the Termination Date.

                  "Partnership Unit" means a fractional, undivided share of an ownership interest of either the general partner or a limited partner in an Operating Partnership.

                  "Permitted Encumbrances" shall mean (i) any and all Encumbrances which result from all statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings by a Party hereto for which adequate reserves are being maintained in accordance with GAAP by a Party hereto; (ii) all material cashiers', landlords', workers', mechanics', carriers' and repairers' liens, and other similar liens imposed by law, incurred in the ordinary course of business; (iii) all Material Contracts (only to the extent that the same affects title to real property), or Company Leases; (iv) Encumbrances relating to the debt obligations set forth on Section 3.13(c) of the Company Disclosure Schedule or disclosed in the Company SEC Reports; and (v) other Encumbrances which individually or in the aggregate do not materially detract from or materially interfere with the present use of the property subject thereto or affected thereby and would not otherwise reasonably be expected to have a Company Material Adverse Effect.

                  "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, real estate investment trust, other organization (whether incorporated or unincorporated), governmental agency or instrumentality, or any other legal entity.

                  "Pinecreek OP Partnership Agreement" shall mean the Agreement of Limited Partnership of Western/Pinecreek, L.P., dated November 1999, by and between the Company (as successor in interest to Western Properties Trust) and Pendola Family Trust Partnership, a California general partnership.

                  "REIT" shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

                  "Representative" shall mean, with respect to any Person, that Person's officers, directors, employees, financial advisors, agents or other representatives.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stock Consideration" shall mean the number of shares Parent Common Stock, if any, to which a holder of Company Common Stock is entitled as determined pursuant to Section 2.14.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (i) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions; (ii) such Person is a general partner, manager or managing member; or (iii) such Person holds a majority of the equity economic interest.

                  "Superior Proposal" means an unsolicited bona fide written Acquisition Proposal (i) which the Company Board has determined in good faith, and in consultation with its legal and financial advisors, to be more favorable from a financial point of view to the Company and its stockholders than the Merger, taking into account any amendments to this Agreement proposed by Parent;
(ii) for which financing, to the extent required, is then firmly committed; and
(iii) which, in the good faith reasonable judgment of the Company Board, is reasonably likely to be consummated on the timetable and terms proposed; provided that for purposes of this definition the references in the definition of Acquisition Proposal to "10%" shall be deemed to be references to "100%."

                  "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, levies, fees, imposts, assessments, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent or withholding (including dividend withholding and withholding required pursuant to Section 1445 and 1446 of the Code), occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other person.

                  "Tax Protection Agreement" means any agreement to which the Company or any Subsidiary is a party pursuant to which (i) any liability to direct or indirect holders of Company OP Units or any interests in any Subsidiary of any Operating Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a direct or indirect holder of Company OP Units or interests in any Subsidiary of any Operating Partnership, the Company or any Subsidiary has agreed to (a) maintain a minimum level of debt or continue a particular debt, (b) retain or not dispose of assets for a period of time that has not since expired, (c) make or refrain from making Tax elections, (d) operate (or refrain from operating) in a particular manner, (e) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of the Company or any Subsidiary, (f) use (or refrain from using) a particular method for allocating one or more liabilities of the Company or any Subsidiary under Section 752 of the Code and/or (g) only dispose of assets in a particular manner; (iii) any persons, whether or not partners in any Operating Partnership, have been or are required to be given the opportunity to guaranty or assume debt of such Operating Partnership or any Subsidiary of such Operating Partnership or are so guarantying or have so assumed such debt; and/or
(iv) any other agreement that would require any Operating Partnership or the general partner of such Operating Partnership or any Subsidiary of such Operating Partnership to consider separately the interests of the limited partners of such Operating Partnership or the holder of interests in such Subsidiary in connection with any transaction or other action.

                  "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including any schedule or attachment thereto and any amendment thereof, any information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  "Transfer Taxes" shall mean any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes (together with any related interest, penalties or additions)

                  "Third Party" shall mean any person other than the Company, Merger Sub, Parent and their respective Affiliates.


                          TABLE OF OTHER DEFINED TERMS

                                                                CROSS REFERENCE
TERMS                                                             IN AGREEMENT
--------------------------------------------------------------------------------
Acquisition Vehicle.......................................    Section 6.13
Agreement.................................................    Preamble
Articles of Merger........................................    Section 2.3
Asset Sales...............................................    Section 6.13
Base Amount...............................................    Section 8.2(e)
Blue Sky Laws.............................................    Section 3.6(b)
Break-Up Fee..............................................    Section 8.2(d)
California Secretary......................................    Section 2.3(b)
Claims....................................................    Section 6.11
Closing...................................................    Section 2.2
Closing Date..............................................    Section 2.2
Company...................................................    Preamble
Company Disclosure Schedule...............................    Article III
Company Employee Plans....................................    Section 3.12(a)
Company Financial Advisor.................................    Section 3.17
Company Leased Property...................................    Section 3.13(a)
Company Owned Property....................................    Section 3.13(a)
Company Preferred Stock...................................    Section 3.3(a)
Company Real Property.....................................    Section 3.13(a)
Company SEC Reports.......................................    Section 3.8(a)
Company Stockholders Meeting..............................    Section 3.17
Company Voting Proposal...................................    Section 3.2
CTOP Certificate of Merger................................    Section 2.3(b)
CTOP Effective Time.......................................    Section 2.3(b)
Delaware Secretary........................................    Section 2.3(b)
Delayed Closing...........................................    Section 2.2(b)
Exchange Agent............................................    Section 2.11(a)
Expenses..................................................    Section 8.2(a)
Final Company Dividend....................................    Section 5.3
Governmental Approvals....................................    Section 6.5(a)

Indemnified Parties.......................................    Section 6.11(a)
Indemnifying Parties......................................    Section 6.11(b)
Internal Controls.........................................    Section 3.8(d)
Maryland Department.......................................    Section 2.3(a)
Maximum Expense Amount....................................    Section 8.2(b)
Merger....................................................    Recitals
Merger Sub................................................    Preamble
Minimum Distribution Dividend.............................    Section 5.3
Notifying Party...........................................    Section 6.5(a)
OP Unit Certificates......................................    Section 2.11(c)
Option Consideration......................................    Section 2.9(a)
Original Closing Date.....................................    Section 2.2(b)
Ownership Limit...........................................    Section 3.21
Parent....................................................    Preamble
Parent Board..............................................    Section 4.2
Parent Disclosure Schedule................................    Article IV
Parent Preferred Stock....................................    Section 4.3(a)
Parent SEC Reports........................................    Section 4.6(a)
Party or Parties..........................................    Preamble
Pinecreek Certificate of Merger...........................    Section 2.3(c)
Pinecreek Effective Time..................................    Section 2.3(c)
Proxy Statement/Prospectus................................    Section 3.17
Qualified Plan............................................    Section 3.12(a)
Qualifying Income.........................................    Section 8.2(b)
Real Estate Purchase Agreement............................    Section 6.13
Registration Statement....................................    Section 3.17
REIT Requirements.........................................    Section 8.2(b)
Surviving Company.........................................    Section 2.1
Tax Guidance..............................................    Section 8.2(b)
Terminating Company Breach................................    Section 8.1(f)
Terminating Parent Breach.................................    Section 8.1(g)
Termination Date..........................................    Section 8.1(b)
Voting Debt...............................................    Section 3.3(e)

                                   ARTICLE II
                                   THE MERGER

         Section 2.1 The Mergers.

         (a) Upon the terms and subject to the conditions of this Agreement and in accordance with Subtitle 1 of Title 3 of the MGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity (the "Surviving Company") in accordance with the MGCL.

         (b) Upon the terms and subject to the conditions of this Agreement and in accordance with Subchapter 17, Section 211 of DRULPA and Article 7.5 of CRULPA, at the Effective Time, CTOP shall be merged with and into CTOP Merger Sub. Following the CTOP Merger, the separate existence of CTOP shall cease and CTOP Merger Sub shall continue as the surviving entity ("Surviving CTOP Entity") in accordance with the DRULPA and CRULPA.

         (c) Upon the terms and subject to the conditions of this Agreement and in accordance with Subchapter 17, Section 211 of DRULPA, at the Effective Time, Pinecreek Merger Sub shall be merged with and into the Pinecreek OP. Following the Pinecreek Merger, the separate existence of Pinecreek Merger Sub shall cease and Pinecreek OP shall continue as the surviving entity ("Surviving Pinecreek Entity") in accordance with the DRULPA.

         Section 2.2 Closing and Closing Date. (a) Unless this Agreement shall have been terminated by either Parent or the Company and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 8.1, the closing of the Merger, the CTOP Merger and the Pinecreek Merger (the "Closing") shall take place (a) at 10:00 a.m., New York time, as soon as practicable, but in no event later than the second Business Day, after the last of all of the conditions to the respective obligations of the Parties set forth in Article VII shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); provided, to the extent practicable, if all of the conditions to the respective obligations of the Parties set forth in Article VII shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) and Parent has not elected to delay the Closing pursuant to Section 2.2(b), Parent and the Company shall use their reasonable best efforts to consummate the Closing on the date of the Company Stockholders Meeting, or (b) at such other time and date as Parent and the Company shall mutually agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. At the Closing, the documents, certificates, opinions and instruments referred to in Article VII shall be executed and delivered to the applicable party.

         (b) Parent may by giving written notice to the Company at least three
(3) Business Days prior to the Closing Date, delay the Closing to a date no later than the earlier of (x) 45 days following the first date (the "Original Closing Date") on which the conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) and (y) the Termination Date (as defined hereinafter) (a "Delayed Closing"); provided that Parent may only delay the Closing as contemplated by this Section 2.2(b) in accordance with and subject to Section
7.4. In the event that Parent elects to cause a Delayed Closing as contemplated by this Section 2.2(b), all references in this Agreement to the Closing shall be deemed to be references to the Delayed Closing and the Closing Date shall be deemed to occur on the date on which the Delayed Closing occurs.

         Section 2.3 Effective Time.

         (a) Subject to the provisions of this Agreement, as soon as reasonably practicable on or after the Closing Date, the Parties shall file with the State Department of Assessments and Taxation of Maryland (the "Maryland Department") the articles of merger or other appropriate documents (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the MGCL and make all other filings, recordings or publications required under the MGCL in connection with the Merger. The Merger shall become effective at 5:00 p.m., New York time, on the date of the filing of the Articles of Merger with, and acceptance for record of such Articles of Merger by, the Maryland Department in accordance with the MGCL, or at such other time as the Parties shall agree as specified in such filings in accordance with applicable law (the "Effective Time").

         (b) Subject to the provisions of this Agreement, as soon as reasonably practicable on or after the Closing Date, the Parties shall file with the Office of the Secretary of State of the State of California (the "California Secretary") and with the Secretary of State of the State of Delaware (the "Delaware Secretary") the certificates of merger or other appropriate documents (the "CTOP Certificates of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of CRULPA and DRULPA and make all other filings, recordings or publications required under CRULPA and DRULPA in connection with the CTOP Merger. The CTOP Merger shall become effective at 5:00 p.m., New York time, on the date of the filing of the CTOP Certificates of Merger with, and acceptance for record of such CTOP Certificate of Merger by, the California Secretary and Delaware Secretary in accordance with CRULPA and DRULPA, respectively, or at such other time as the Parties shall agree as specified in such filings in accordance with applicable law (the "CTOP Effective Time"), it being understood that the parties shall cause the CTOP Effective Time to occur concurrently with the Effective Time.

         (c) Subject to the provisions of this Agreement, as soon as reasonably practicable on or after the Closing Date, the Parties shall file with the Delaware Secretary the certificate of merger or other appropriate documents (the "Pinecreek Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of DRULPA and make all other filings, recordings or publications required under DRULPA in connection with the Pinecreek Merger. The Pinecreek Merger shall become effective at 5:00 p.m., New York time, on the date of the filing of the Pinecreek Certificate of Merger with, and acceptance for record of such Pinecreek Certificate of Merger by, the Delaware Secretary in accordance with DRULPA, or at such other time as the Parties shall agree as specified in such filings in accordance with applicable law (the "Pinecreek Effective Time"), it being understood that the parties shall cause the Pinecreek Effective Time to occur concurrently with the Effective Time.

         Section 2.4 Effects of the Merger.

         (a) The Merger shall have the effects set forth in Section 3-114 of the MGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, all of the property, rights, privileges and powers of the Company and Merger Sub will vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Company.

         (b) The CTOP Merger shall have the effects set forth in Section 15678.6 of CRULPA, Section 17-211 of DRULPA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the CTOP Effective Time, all of the property, rights, privileges and powers of the CTOP and CTOP Merger Sub will vest in the Surviving CTOP Entity, and all of the debts, liabilities and duties of the CTOP and CTOP Merger Sub will become the debts, liabilities and duties of the Surviving CTOP Entity.

         (c) The Pinecreek Merger shall have the effects set forth in Section 17-211 of DRULPA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Pinecreek Effective Time, all of the property, rights, privileges and powers of the Pinecreek OP and Pinecreek Merger Sub will vest in the Surviving Pinecreek Entity, and all of the debts, liabilities and duties of the Pinecreek OP and Pinecreek Merger Sub will become the debts, liabilities and duties of the Surviving Pinecreek Entity.

         Section 2.5 Organizational Documents.

         (a) At the Effective Time, (i) the charter of the Surviving Company shall be amended in its entirety to read as the charter of Merger Sub, as in effect immediately before the Effective Time, except that at the Effective Time,
Article I thereof shall be amended to read as follows: "The name of the Corporation is Pan Pacific Retail Properties, Inc." and (ii) the bylaws of the Surviving Company shall be amended in their entirety to read as the bylaws of Merger Sub, as in effect immediately before the Effective Time. Such charter and bylaws shall not be inconsistent with Section 6.11.

         (b) Following the CTOP Effective Time, the certificate of limited partnership of CTOP Merger Sub shall continue to be the certificate of limited partnership of Surviving CTOP Entity until further amended in accordance with DRULPA.

         (c) Following the Pinecreek Effective Time, the certificate of limited partnership of Pinecreek Merger Sub shall continue to be the certificate of limited partnership of Surviving Pinecreek Entity until further amended in accordance with DRULPA.

         Section 2.6 Directors and Officers of the Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be elected as the initial directors of the Surviving Company, each to hold office in accordance with the charter and bylaws of the Surviving Company. The officers of Merger Sub immediately prior to the Effective Time shall be elected as the initial officers of the Surviving Company, each to hold office in accordance with the charter and bylaws of the Surviving Company.

         Section 2.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the following securities:

         (a) Subject to Sections 2.10, 2.14, 5.3, 6.13 and 6.14, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including outstanding restricted Company Common Stock granted under the Company Stock Plans, but excluding any shares to be canceled in accordance with
Section 2.7(b)), shall be converted into and represent the right to receive the Merger Consideration. The Merger Consideration shall be payable upon the surrender of the Certificate formerly representing such Company Common Stock, subject to Section 2.13. As of the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any cash in lieu of fractional shares of the Parent Common Stock, if any, to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with
Section 2.10, (iii) with respect to the Stock Consideration, if any, any dividends or distributions in accordance with Section 2.11(h) and (iv) any unpaid dividend declared by the Company in respect of Company Common Stock in accordance with Section 5.1 and 5.3, in each case without interest.

         (b) Each share of Company Common Stock that is (i) owned by any Subsidiary of the Company or (ii) owned by Parent or any Subsidiary of Parent, in each case immediately prior to the Effective Time, shall remain outstanding (except that the number of such shares owned by Parent or such Subsidiaries shall be adjusted in the Merger to maintain relative ownership percentages).

         (c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Company, and each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of preferred stock of the Surviving Company.

         (d) The Stock Consideration, if any, shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock, as applicable), reorganization, recapitalization, consolidation, exchange or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date on which the Parent Common Stock Value is determined and prior to the Effective Time.

         Section 2.8 Treatment of Company OP Units.

         (a) Each Company OP Unit issued and outstanding immediately prior to the Effective Time (other than those held by an Electing Holder) shall be cancelled and shall be converted automatically into the right to receive the Merger Consideration; provided, however, that each such holder of Company OP Units may, at such holder's sole discretion, elect (each an "Election") to (x) continue as a limited partner of the Surviving CTOP Entity or the Surviving Pinecreek Entity, as the case may be, on such terms and subject to such conditions as set forth in the governing documents of such entities (for the avoidance of doubt, the terms and conditions of the governing documents of such entities shall be determined by Parent in its sole discretion), in which case, such holder shall not be entitled to receive the Merger Consideration and
Section 2.8(b) shall apply, or (y) make an Election with respect to some but not all of such holder's Company OP Units (with the effects set forth in the foregoing clause (x) with respect to, but only with respect to, the Company OP Units covered by such Election), in which case, such holder shall be entitled to receive Merger Consideration with respect to, but only with respect to, the Company OP Units with respect to which an Election has not been made, in accordance with Section 2.8(b); provided, further, that any holder of Company OP Units in CTOP or Pinecreek OP who (i) is entitled to receive an amount of Merger Consideration equal to $250,000 or less, in the aggregate, (ii) is not an "accredited investor" (as such term is defined in Rule 501(a) under the Securities Act) or (iii) would not be eligible, in Parent's reasonable judgment (after being advised by outside counsel), based on Parent's (and such counsel's) review of such holder's responses to a questionnaire sent to the holders of Company OP Units (which questionnaire shall be in form and substance reasonably acceptable to Parent and the Company) and such other customary matters as are reasonably taken into account by Parent and its counsel, to continue as a limited partner of the Surviving CTOP Entity or the Surviving Pinecreek Entity, respectively, in accordance with this Agreement without registration of such holder's Company OP Units under the Securities Laws or state securities or blue sky laws, shall, in each of cases (i), (ii) and (iii), have no right to make an Election hereunder. Elections shall be made in a form designated by Parent for that purpose, which form shall be reasonably acceptable to the Company (an "Election Form"). The Election Form shall (I) state that, by making an Election, a holder of Company OP Units in CTOP or Pinecreek OP shall be deemed to have unconditionally and irrevocably waived any and all rights such holder may have against the Company or Parent or any of their respective Subsidiaries, Affiliates or Representatives under the CTOP Partnership Agreement or Pinecreek OP Partnership Agreement, respectively, in connection with and with respect to the Mergers and the other transactions contemplated by this Agreement, under any Tax Protection Agreements, or otherwise, (II) when completed, specify the number of Company OP Units, if less than all, with respect to which an Election is made (failing which, the holder thereof shall be deemed to have made an Election with respect to all of such holder's Company OP Units), and (III) provide any other information or certification relating to Taxes that is reasonably required in connection with the transactions contemplated hereby. In order to be effective, an Election Form must be duly completed, signed and submitted to Parent, and must be received by Parent by the date (the "Election Deadline") specified in the Election Form or in the letter of transmittal referred to in Section 2.11(b). Any holder of Company OP Units who has the right to make, and has made, an Election pursuant to this Section 2.8(a) (each an "Electing Holder") may at any time prior to the Election Deadline revoke such Election by written notice to the Parent received by Parent prior to the Election Deadline. Any Electing Holder who does not submit a properly completed Election Form which is received by Parent prior to the Election Deadline, or who has duly revoked such Election, shall be deemed not to have made an Election and shall be entitled to receive the Merger Consideration. Parent shall, in its sole discretion, determine whether an Election Form has been timely and properly completed, signed and submitted or revoked and to disregard immaterial defects in such form. Such decision shall be conclusive and binding.

         (b) Each Company OP Unit issued and outstanding immediately prior to the Effective Time with respect to which the holder thereof has the right to make, and has duly made, an Election in accordance with Section 2.8(a), shall remain a limited partnership interest of the Surviving CTOP Entity or the Surviving Pinecreek Entity, respectively, and no payment shall be made pursuant to this Agreement with respect thereto. In addition, Parent shall contribute cash and, if a Stock Election is made, shares of Parent Common Stock, to CTOP Merger Sub or Pinecreek Merger Sub (directly or indirectly through depositing the same with the Exchange Agent in accordance with Section 2.11) as needed to pay the Merger Consideration to non-Electing Holders, and Partnership Units in the Surviving CTOP Entity or the Surviving Pinecreek Entity shall be issued to Parent in an amount equal to the number of non-Electing Holders' Company OP Units in CTOP and Pinecreek OP, respectively, cancelled pursuant to Section 2.8(a) (which Company OP Units shall be treated as having been sold to the Parent by the non-Electing Holders for federal and applicable state income tax purposes).

         Section 2.9 Treatment of Company Options and Restricted Stock.

         (a) Immediately prior to the Effective Time and subject to the consummation of the Merger, the Company and the Company Board (or the appropriate committee thereof) shall cause the vesting of each then outstanding Company Option to be fully accelerated and shall cause each then outstanding Company Option to be canceled and terminated as of the Effective Time, and the holder to become entitled to receive an amount of cash, if any, from the Company equal to the product of (x) the excess, if any, of $70 over the exercise price per share of such Company Option, and (y) the number of shares of Company Common Stock subject to the unexercised portion of such Company Option (such amount being hereinafter referred to as the "Option Consideration"). The Option Consideration shall be paid by the Company as soon as practicable following the Effective Time. The Company shall withhold from the Option Consideration any taxes required to be withheld.

         (b) Immediately prior to the Effective Time, and subject to the consummation of the Mergers, the Company and Company Board (or, if appropriate, any committee thereof) shall cause the vesting of each share of outstanding restricted Company Common Stock granted under the Company Stock Plans to be fully accelerated and the contractual restrictions thereon to terminate.

         (c) Each of the Parties shall take such steps, if any, as may be required to provide that, with respect to each Section 16 Affiliate (as defined below), (i) the transactions contemplated by this section, and (ii) any other dispositions of Company equity securities (including derivative securities) or other acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement, shall be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, in accordance with the terms and conditions set forth in that certain No-Action Letter, dated January 12, 1999 (CCH Fed. Sec. L. Rep. 77.515). For purposes of this Agreement, "Section 16 Affiliate" shall mean each individual who (x) immediately prior to the Effective Time is a director or officer of the Company or (y) at the Effective Time will become a director or officer of Parent, Merger Sub or the Company.

         (d) The Company shall take all corporate actions necessary to effectuate the treatment of Company Options and restricted Company Common Stock contemplated by this Section 2.9 and to ensure that (i) all awards issued under the Company Stock Plans shall be settled as of the Effective Time, and (ii) neither any holder of Company Options and restricted Company Common Stock nor any other participant in any Company Stock Plan shall have any right thereunder to acquire any securities of the Company, the Surviving Company, Parent, or any of their respective Subsidiaries or to receive any payment or benefit with respect to any award previously granted under the Company Stock Plans except as provided in this Section 2.9.

         Section 2.10 Fractional Interests. If Stock Consideration is included in the Merger Consideration, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each Company Stockholder exchanging Certificates pursuant to Section 2.7(a) and Company OP Unit holder (other than an Electing Holder) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held of record by such stockholder) shall receive cash (without interest) in an amount equal to such fractional amount multiplied by the average of the last reported sales prices of Parent Common Stock, as reported on the NYSE, on each of the ten trading days immediately preceding the date of the Effective Time.

         Section 2.11 Surrender of Company Common Stock and Company OP Units; Transfer Books.

         (a) Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for Company Stockholders and Company OP Unit holders (other than any Electing Holders) in connection with the Merger (the "Exchange Agent"). The Exchange Agent shall receive the Merger Consideration to which Company Stockholders and Company OP Unit holders (other than any Electing Holders) shall become entitled pursuant to Sections 2.7(a) and 2.8(a), respectively. Prior to the Effective Time, Parent will make available to the Exchange Agent cash in respect of the Cash Consideration, sufficient shares of Parent Common Stock in respect of the Stock Consideration, if any, and an estimated amount of cash in lieu of fractional shares, if any, to make all exchanges pursuant to Section 2.11(b) and 2.11(c). The Exchange Agent shall cause the cash, shares of Parent Common Stock, if any, dividends or distributions with respect thereto and cash in lieu of fractional shares, if any, deposited by Parent to be (i) held for the benefit of Company Stockholders and Company OP Unit holders (other than any Electing Holders) and
(ii) promptly applied to making the exchanges and payments provided for in Sections 2.11(b) and 2.11(c). Such cash, shares of Parent Common Stock, dividends or distributions with respect thereto and cash in lieu of fractional shares shall not be used for any purpose that is not provided for herein.

         (b) Promptly after the Effective Time, Parent shall, or shall cause the Exchange Agent to, mail to each Company Stockholder whose shares were converted pursuant to Section 2.7(a) into the right to receive the Merger Consideration
(i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and the cash in lieu of fractional shares pursuant to
Section 2.10. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, after giving effect to any required Tax witholding pursuant to Section 2.13 hereof (i) cash in respect of the Cash Consideration which such holder has the right to receive pursuant to the provisions of Section 2.7(a), (ii) a certificate in respect of the Stock Consideration representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to the provisions of Section 2.7(a), with respect to each Certificate formerly representing shares of Company Common Stock, (iii) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.10, (iv) any dividends or distributions to which such holder is entitled pursuant to Section 2.11(h) in each case without interest, and the Certificate so surrendered shall forthwith be canceled and (v) any unpaid dividend declared by the Company in respect of Company Common Stock in accordance with Sections 5.1, 5.3, 6.13 or 6.14, in each case without interest. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Consideration into which the shares of Company Common Stock it theretofore represented shall have been converted pursuant to
Section 2.7(a), cash in lieu of any fractional shares pursuant to Section 2.10, any dividends or distributions pursuant to Section 2.11(h) and any unpaid dividend declared by the Company in respect of Company Common Stock in accordance with Sections 5.1, 5.3, 6.13 or 6.14, in each case without interest. If the payment of cash in respect of the Cash Consideration or the exchange of certificates representing shares of Parent Common Stock in respect of the Stock Consideration, if any, is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such exchange shall have paid any transfer and other Taxes required by reason of the payment of cash or exchange of certificates representing shares of Parent Common Stock to a Person other than the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.

         (c) Prior to the Closing Date, Parent shall, or shall cause the Exchange Agent to, mail to each Company OP Unit holder (i) an Election Form and
(ii) instructions for use in effecting the delivery of outstanding certificates, if any, which immediately prior to the Effective Time represented Company OP Units or other evidence of ownership of Company OP Units, if any ("OP Unit Certificates") in exchange for the Merger Consideration and the cash in lieu of fractional shares pursuant to Section 2.10 if such Company OP Unit holder is not an Electing Holder. Upon surrender to the Exchange Agent of an Election Form, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, and subject to and conditioned upon the Partnership Mergers, the holder of such OP Unit Certificate shall be entitled to receive in exchange therefor, after giving effect to any required Tax witholding pursuant to Section
2.13 hereof (i) cash in respect of the Cash Consideration which such holder has the right to receive pursuant to the provisions of Section 2.8(a), (ii) a certificate in respect of the Stock Consideration representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to the provisions of Section 2.8(a), (iii) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.10, and (iv) any dividends or distributions to which such holder is entitled pursuant to Section 2.11(h) in each case without interest.

         (d) At any time after the one-year anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent cash and any other instruments (including certificates for shares of Parent Common Stock) in its possession relating to the transactions contemplated by this Agreement which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates or OP Unit Certificates. Thereafter, each holder of an OP Unit Certificate or of a Certificate, representing shares converted pursuant to Section 2.7(a), or 2.8(a), may surrender such OP Unit Certificate or Certificate to Parent and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the consideration payable in respect thereto pursuant to Section 2.7(a), Section 2.8(a), Section 2.10, Section 2.11(h), Section 5.1, Section 5.3, Section 6.13 or
Section 6.14, as applicable, in each case without interest, but shall have no greater rights against Parent than may be accorded to general creditors of Parent under applicable law in respect of the Stock Consideration. If any OP Unit Certificates or Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Company or the Exchange Agent shall be liable to any stockholder of the Company (or Company Stockholder) or any Company OP Unit holder for any part of the Merger Consideration that has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates representing ownership of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable law.

         (f) At the CTOP Effective Time, the transfer books of CTOP shall be closed and thereafter there shall be no further registration of transfers of interests in CTOP on the records of CTOP. From and after the CTOP Effective Time, former holders of Company OP Units in CTOP outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company OP Units, except as otherwise provided for herein or by applicable law.

         (g) At the Pinecreek Effective Time, the transfer books of Pinecreek OP shall be closed and thereafter there shall be no further registration of transfers of interests in Pinecreek OP on the records of Pinecreek OP. From and after the Pinecreek Effective Time, former holders of Company OP Units in Pinecreek OP outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Pinecreek OP Units, except as otherwise provided for herein or by applicable law.

         (h) No dividends or other distributions declared or paid after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate or to any Company OP Unit holder who has failed to surrender their OP Unit Certificate with respect to the shares of Parent Common Stock to which such Person is entitled, if any, and no Merger Consideration, or any cash in lieu of fractional shares pursuant to Section 2.10, shall be paid to such holder until the holder of such Certificate or OP Unit Certificate surrenders such Certificate or OP Unit Certificate in accordance with the provisions of this Agreement. Upon such surrender or submission, Parent shall cause to be paid to the Person in whose name the certificates representing the Parent Common Stock shall be issued in respect of such surrendered Certificate or OP Unit Certificate, any dividends or distributions with respect to such shares of Parent Common Stock to which such Person is entitled, if any, which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender and any unpaid dividends declared by the Company in respect of Company Common Stock in accordance with Sections 5.1, 5.3, 6.13 or 6.14, in each case without interest. In no event shall the Person entitled to receive such dividends or distributions be entitled to receive interest thereon.

         Section 2.12 Lost, Stolen or Destroyed Certificates. In the event any Certificates or OP Unit Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates or OP Unit Certificates, upon the making of an affidavit of that fact by the holder thereof, such cash in respect of the Cash Consideration, shares of Parent Common Stock (and cash in lieu of any fractional shares of Parent Common Stock) in respect of the Stock Consideration, if any, and dividends or distributions, if any, as may be required to be issued or paid pursuant to Section 2.7(a), Section 2.10 and Section 2.11(h), Section 5.1,
Section 5.3, Section 6.13 and Section 6.14; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates or OP Unit Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates or OP Unit Certificates alleged to have been lost, stolen or destroyed.

         Section 2.13 Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, or cash in lieu of fractional shares, if any, or dividends or distributions, if any, otherwise payable pursuant to this Agreement to any stockholder of the Company or Company OP Unit holder such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholder or Company OP Unit Holder, as the case may be, in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         Section 2.14 Inclusion of Adjustment to Merger Consideration. (a) Parent shall be entitled, by delivery to the Company of written notice at any time prior to the date which is 15 days prior to the date of the Company Stockholders Meeting (as hereinafter defined) (the date such notice is delivered, "Announcement Date"), to elect (the "Stock Election") to include Stock Consideration as a part of the Merger Consideration and to reduce the amount of the Cash Consideration, all in accordance with and as set forth in the following and the definitions of the various terms set forth below. In the event the Stock Election is made, and not revoked in accordance with paragraph (c) below, the following adjustments shall be made:

         (a) the Cash Consideration shall be decreased by an amount specified by Parent pursuant to the notice of Stock Election (the "Stock Election Amount"); provided, in no event shall the Stock Election Amount exceed $10; and

         (b) the Stock Consideration shall be a number of shares of Parent Common Stock equal to the Stock Election Amount divided by the Parent Common Stock Value.

         (b) As soon as practicable after the Announcement Date, Parent and the Company shall issue a joint press release announcing Parent's election, subject to its right of revocation, to include Stock Consideration in the Merger Consideration, the Cash Consideration and the Stock Election Amount, and as soon as the Parent Common Stock Value is determinable, Parent and the Company shall issue a joint press release announcing the amount of the Stock Consideration.

         (c) Parent may revoke the Stock Election at any time, provided that no such revocation may be made if such revocation would make it reasonably necessary, based upon the advice of the Company's outside counsel, to delay the Company Stockholders Meeting for more than 10 Business Days. Following any such revocation, the Cash Consideration shall again be $70 and the Merger Consideration shall not include any Stock Consideration. As soon as practicable after any such revocation, Parent and the Company shall issue a joint press release announcing such revocation.

         Section 2.15 Structure. Notwithstanding anything in this Agreement otherwise to the contrary and without limitation of Parent's rights under
Section 6.13, the Company shall (i) if requested by Parent, cooperate with and agree to any changes to the direction of any one or more of the Mergers so that another party to the Merger survives (such cooperation shall include entering into appropriate amendments to this Agreement, the Company Disclosure Schedule and Exhibit A) and (ii) cooperate with Parent with respect to any other reasonable changes requested by Parent regarding the structure of the transactions contemplated herein; provided, however, such cooperation contemplated by this clause (ii) shall not require the Company to enter into any amendments to this Agreement or otherwise amend, modify or waive any provision of this Agreement without the Company's prior written consent, such consent not to be unreasonably withheld. The Company and Parent shall cooperate to minimize the amount of any Transfer Taxes.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY, CTOP AND
                                  PINECREEK OP

         The Company represents and warrants to Parent that the statements contained in this Article III are true and correct except as set forth herein or in the disclosure schedule delivered by the Company to Parent on or before the date of this Agreement (the "Company Disclosure Schedule") or as otherwise limited herein and CTOP and Pinecreek represent and warrant to Parent that the statements contained in Section 3.2 and 3.6 are true and correct except as set forth herein or in the Company Disclosure Schedule or as otherwise limited herein.

         Section 3.1 Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate, partnership or limited liability company power and authority to own and operate its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of the Company and any of its Subsidiaries to be so qualified as would not, when taken with all other such failures, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have previously made available to Parent true and correct copies of their Organizational Documents as in effect on the date hereof.

         Section 3.2 Authorization; Validity and Effect of Agreement. The Company, CTOP, and Pinecreek OP have the requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby subject to the adoption and approval of the Agreement and the approval of the Merger by the requisite vote of the holders of Company Common Stock (such adoption and approval being the "Company Voting Proposal"). The execution and delivery of this Agreement by the Company, CTOP and Pinecreek OP and the performance by the Company, CTOP and Pinecreek OP of their obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the Company Voting Proposal, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Company Transactions. This Agreement has been duly and validly executed and delivered by the Company, CTOP and Pinecreek OP and constitutes a legal, valid and binding obligation of the Company, CTOP and Pinecreek OP enforceable against the Company, CTOP and Pinecreek OP in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         Section 3.3 Capitalization.

         (a) As of the date hereof and as of the date of the Effective Time, the authorized shares of capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 30,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of the close of business on June 30, 2006, (i) 40,774,388 shares of Company Common Stock were issued and outstanding, which includes 198,090 shares of restricted stock, (ii) no shares of Company Preferred Stock were issued and outstanding and (iii) 6,000 shares subject to Company Options. From June 30, 2006 to the date hereof, no shares of Company Capital Stock have been issued or reserved for issuance, except for shares of Company Common Stock issued in respect of the exercise, conversion or exchange of Company Stock Rights or Company OP Units outstanding on June 30, 2006 or as set forth in Section 3.3(a) of the Company Disclosure Schedule. As of the date hereof there are a total of 6,585,976 Partnership Units outstanding, of which 305,168 Partnership Units are owned by limited partners of the Operating Partnerships by the Persons and in the amounts indicated on Section 3.3(a) of the Company Disclosure Schedule and 6,280,808 Partnership Units are owned by the Company.

         (b) Section 3.3(b) of the Company Disclosure Schedule sets forth as of the date hereof, for the Company Stock Plans, the dates on which Company Stock Rights under such plan were granted, the number of outstanding Company Stock Rights granted on each such date, the number and class of shares of Company Capital Stock for or into which each such Company Stock Right is exercisable, convertible or exchangeable and the exercise price thereof. Except (i) as set forth in this Section 3.3(b), (ii) as described in Section 3.3(b) of the Company Disclosure Schedule, and (iii) for the rights to convert Company OP Units into Company Common Stock pursuant to the Operating Partnership Agreements, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Company Capital Stock or any other equity interests of the Company, or its Subsidiaries or other voting securities of the Company or its Subsidiaries or obligating the Company or its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking and neither the Company nor its Subsidiaries has granted any share appreciation rights or any other contractual rights the value of which is derived from the financial performance of the Company or the Operating Partnerships or the value of Company Common Stock or any other equity interests of the Company or the Operating Partnerships.

         (c) There are no outstanding or contingent obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any other equity interests in the Company or the capital stock or ownership interests of any Subsidiary of the Company, other than the Company's obligation to exchange Company Common Stock for Company OP Units pursuant to the Operating Partnership Agreement.

         (d) All shares of Company Common Stock subject to issuance as specified in Section 3.3(b) hereof or in Section 3.3(b) of the Company Disclosure Schedule, are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, including payment of any exercise price in respect thereof, will be validly issued, fully paid and nonassessable.

         (e) There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. There are no voting trusts, proxies or other voting agreements with respect to the equity interests in the Company to which the Company or any of its Subsidiaries is a party. No Subsidiary of the Company owns any capital stock of the Company.

         Section 3.4 Subsidiaries. The only Subsidiaries of the Company are those set forth in Section 3.4 of the Company Disclosure Schedule. All of the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company's Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company's Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all Encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Subsidiary of the Company or which would require any Subsidiary of the Company to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests. Section 3.4 of the Company Disclosure Schedule sets forth a true and complete list of each Company's Subsidiaries which is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code.

         Section 3.5 Other Interests. Except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or has the right or option to acquire, directly or indirectly, any interest or investment in (whether equity or debt) any corporation, partnership, limited liability company, joint venture, business, trust or other Person, other than the rights held by the Company or its Subsidiaries identified in Section 3.4 of the Company Disclosure Schedule.

         Section 3.6 No Conflict; Required Filings and Consents.

         (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, CTOP and Pinecreek OP nor the performance by the Company, CTOP and Pinecreek OP of their obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) assuming the Company Voting Proposal is approved, conflict with the Company's Organizational Documents or the Organizational Documents of any of its Subsidiaries; (ii) assuming satisfaction of the requirements set forth in Section 3.6(b) below, violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of its Subsidiaries or any of their Assets; or (iii) violate, breach, require consent under, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any Assets or business of the Company or any of its Subsidiaries under, or give rise to any Third Party's right of first refusal or other similar right under, any note, bond, indenture, mortgage, deed of trust, lease, or permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require the Company or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind, except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

         (b) Except as set forth in Section 3.6 of the Company Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or any of its Subsidiaries or the consummation by the Company or its Subsidiaries of the Company Transactions, other than (A) the filing with the SEC of the Proxy Statement and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with this Agreement; (B) the filing of Articles of Merger pursuant to the MGCL; (C) filings with the NYSE; (D) such filings and approvals as may be required by any applicable state securities or "blue sky" laws ("Blue Sky Laws") or Environmental Laws; (E) business, operating and occupancy licenses and permits; and (F) such consents, approvals, authorizations, permits, registrations, declarations and filings the failure to make or obtain which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.7 Compliance. Except as set forth in Section 3.7 of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all foreign, federal, state and local laws and regulations applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2003, or has Knowledge of any written notice received by it at any time, asserting a failure, or possible failure, to comply with any such law or regulation, the subject of which written notice has not been resolved as required thereby or otherwise to the reasonable satisfaction of the party sending the notice, except for (A) matters being contested in good faith and set forth in Section 3.7 of the Company Disclosure Schedule and (B) such failures as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.8 SEC Documents.

         (a) The Company has filed with the SEC all reports, schedules, statements and other documents required to be filed by the Company with the SEC since December 31, 2003 (collectively, the "Company SEC Reports"). As of their respective dates, with respect to Company SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Company SEC Reports filed pursuant to the Securities Act, the Company SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to make any filing with the SEC.

         (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, stockholders' equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act.

         (c) Except as set forth in the Company SEC Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of March 31, 2006, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) on or after March 31, 2006 and prior to the date hereof, (iii) liabilities incurred on or after the date hereof that are permitted by Section 5.1, and (iv) other liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (d) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries and to maintain accountability for the assets of the Company and its Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis ("Internal Controls"). Each of the Company and its Subsidiaries (x) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to such entity and its Subsidiaries is made known to the management of such entity by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company SEC Documents, and (y) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies in the design or operation of Internal Controls which could adversely affect its ability to record, process, summarize and report financial data and have disclosed to its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its Internal Controls.

         Section 3.9 Absence of Certain Changes. Except for the transactions expressly contemplated hereby or disclosed in this Agreement, from January 1, 2006, the Company and its Subsidiaries have conducted their respective businesses substantially in the ordinary and usual course consistent with past practices, and there has not been any change in the Company's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes contemplated hereby or changes which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, nor has the Company or any of its Subsidiaries taken any action that they would not be permitted to take pursuant to Section 5.1(a), Section 5.1(c), Section 5.1(d), Section 5.1(j), Section 5.1(k), Section 5.1(l), Section 5.1(m), Section 5.1(r), Section 5.1(s), or Section 5.1(t) if taken subsequent to the date hereof.

         Section 3.10 Litigation. Except as set forth in Company SEC Reports filed prior to the date of this Agreement or in Section 3.10 of the Company Disclosure Schedule, there is no Action (i) instituted, (ii) pending and served upon the Company or any of its Subsidiaries, or (iii) to the Knowledge of the Company, pending and not served upon the Company or its Subsidiaries, or threatened, in each case against the Company or any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, directly or indirectly, would reasonably be expected to have a Company Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against the Company, any of its Subsidiaries or any of their respective Assets or any statute, rule or order of any Governmental Entity applicable to the Company or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

         Section 3.11 Taxes.

         (a) The Company and its Subsidiaries have (i) duly filed (or there have been filed on their behalf) with the appropriate taxing authority all Tax Returns required to be filed by them (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so), and such Tax Returns are true, correct and complete in all material respects,
(ii) duly paid in full, or made adequate provision (or there has been paid or provision has been made on their behalf) for, all Taxes required to be paid by them, whether or not shown to be due on such Tax Returns (excluding any provision or reserve for deferred Taxes established to reflect timing differences between book and Tax income), and (iii) withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

         (b) Neither the Company nor any of its Subsidiaries has received a written claim by any authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, (i) neither the Company nor any of its Subsidiaries has received a written notice of any threatened audits with respect to taxable years ended on or after December 31, 1997, with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries, (ii) with respect to taxable years ended on or after December 31, 1997, neither the IRS nor any other taxing authority (whether domestic or foreign) has asserted against the Company or any of its Subsidiaries any deficiency or claim for Taxes, (iii) neither the Company nor any of its Subsidiaries is a party to any litigation or administrative proceeding relating to Taxes and (iv) neither the Company nor its Subsidiaries has requested, has received or is subject to any written ruling of a taxing authority or has entered into any written agreement with a taxing authority with respect to any Taxes.

         (d) Section 3.11(d) of the Company Disclosure Schedule sets forth each year for which an extension to file Tax Returns has been requested and for which such Tax Returns have not yet been filed.

         (e) There are no Encumbrances for Taxes upon any Assets of the Company or any Subsidiary thereof, except for Permitted Encumbrances, and no written power of attorney that has been granted by the Company or any of its Subsidiaries currently is in force with respect to any matter relating to Taxes.

         (f) Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, there are no, and at the Closing Date there will be no, Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, and, after the Closing Date, neither the Company nor any of its Subsidiaries shall be bound by any such Tax allocation or sharing agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

         (g) Except as set forth in Section 3.11(g) of the Company Disclosure Schedule, none of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, since the Company's taxable year ended December 31, 1997, the Company has not incurred any liability for Taxes under Section 857(b), 860(c) or 4981 of the Code (without regard to the amount of the Company's distributions with respect to its income in the year that includes the Effective Time), and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or its Subsidiaries.

         (i) The Company (i) for all taxable years commencing with its taxable year ended December 31, 1997 through its taxable year ended December 31 immediately prior to the Effective Time, has elected and has been subject to federal and state taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for federal and state Tax purposes for such years, (ii) at all times since such date, has operated in such a manner so as to qualify as a REIT for federal and state Tax purposes and will continue to operate (in each case, without regard to the REIT distribution requirements in the year that includes the Effective Time) through the Effective Time in such a manner so as to so qualify for the taxable year that includes the Closing Date; provided that the Company's taxable year will not close on the Closing Date, and the Company's qualification as a REIT for the year that includes the Effective Time will depend, in part, upon its organization and method of operation post-Closing, (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other taxing authority to its status as a REIT, and no such challenge is pending or, to the Company's Knowledge, threatened. Each Subsidiary of the Company that is a state law partnership or limited liability company has been since its formation and continues to be treated for federal and state income Tax purposes as a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation. Each other Subsidiary of the Company has been and continues to be treated for federal and state income Tax purposes as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code, or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code. Section 3.11(i) of the Company Disclosure Schedule sets forth each Asset of the Company and each Company Subsidiary which would be subject to rules similar to Section 1374 of the Code. With respect to each such Asset, Section 3.11(i) of the Disclosure Schedule sets forth (i) the amount of any gain that could be subject to Tax pursuant to such rules, based on the estimate of value of such Asset at the relevant date that a determination thereof is required to be made under such rules and (ii) the date after which such gain will no longer be subject to Tax pursuant to such rules.

         (j) Neither the Company nor any Subsidiary has participated in any "reportable transaction" or "listed transaction" as such terms are defined in Treasury Regulations issued under the Code.

         (k) The Company does not have any earnings and profits attributable to the Company or any other corporation in any non-REIT year within the meaning of
Section 857 of the Code.

         (l) Except as set forth in Section 3.11(l) of the Company Disclosure Schedule, (i) there are no Tax Protection Agreements currently in force, and no person has raised, or to the knowledge of the Company threatened to raise, a material claim against the Company or any Subsidiary for any breach of any Tax Protection Agreement and (ii) none of the transactions contemplated by this Agreement will give rise to any liability or obligation to make any payment under any Tax Protection Agreement.

         (m) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

         (n) The aggregate basis of the assets held, directly or indirectly, by the Company and its Subsidiaries exceeds the aggregate amount of the liabilities to which such assets are subject and all other direct and indirect liabilities of the Company and its Subsidiaries, all as determined for U.S. federal income tax purposes.

         Section 3.12 Employee Benefit Plans.

         (a) The Company has listed in Section 3.12(a) of the Company Disclosure Schedule all Benefit Arrangements of the Company and its Subsidiaries (together, the "Company Employee Plans"). Section 3.12(a) of the Disclosure Schedule identifies each Company Employee Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and, to the Knowledge of the Company, there are no existing circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

         (b) With respect to each Company Employee Plan, the Company has made available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan, (iv) the current summary plan description and summaries of any material modifications thereto, if any, and (v) the most recent actuarial valuation relating to a Company Employee Plan subject to Title IV of ERISA.

         (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability (other than liability for the payment of benefits) that individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect under ERISA, the Code or any other applicable law. There is no Company Employee Plan that is subject to Title IV of ERISA or is a Multiemployer Plan, nor has the Company or any of its current or former ERISA Affiliates within the past six years participated in or contributed to any Multiemployer Plan or any plan subject to Title IV of ERISA. The Company and its Subsidiaries have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

         (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accrued or otherwise properly disclosed in the footnotes in accordance with GAAP, in the financial statements of the Company, which obligations would individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

         (e) Except as provided in this agreement or as set forth in Section 3.12(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, consultant or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Plan or a related trust. No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code, and the Company represents that the analysis prepared by the Company's advisors and provided to Parent of whether any such amounts would constitute "excess parachute payments," as well as the underlying data utilized in such analysis, is complete and accurate in all respects except where any such inaccuracies would not materially impact the results of such analysis.

         (f) The aggregate amount of (i) severance payable under the Pan Pacific Retail Properties, Inc. Severance Plan if all eligible employees were terminated and entitled to benefits under such plan, (ii) bonuses payable pursuant to the discretionary bonus pool disclosed on Section 5.1(e) of the Company Disclosure Schedule and (iii) amounts payable pursuant to the contract disclosed on Section
3.18 of the Company Disclosure Schedule, will not exceed $3,000,000.

         Section 3.13 Properties.

         (a) Section 3.13(a) of the Company Disclosure Schedule identifies:

                  (i) all real properties (by name and location) owned by the Company or its Subsidiaries (the "Company Owned Property") as of the date hereof, which are all of the real properties owned by them as of the date hereof; and

                  (ii) all real properties leased or operated by the Company or its Subsidiaries as lessee (the "Company Leased Property") as of the date hereof, which are all of the real properties so leased or operated by them. The Company Owned Property and the Company Leased Property is referred to herein collectively as the "Company Real Property."

         (b) The Company and its Subsidiaries have obtained title insurance policies for the Company Real Property listed in Section 3.13(b) of the Company Disclosure Schedule, and no material claims have been made against any such policies by an insured party thereunder. With respect to the Company Real Property, the Company or its Subsidiaries has good, marketable, and valid title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, sufficient to allow each of the Company and its Subsidiaries to conduct their business as and where currently conducted. Each Company Real Property is not subject to any Encumbrances, except for any Permitted Encumbrances.

         (c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports, the Company Real Property is not encumbered by any debt.

         (d) To the Company's Knowledge, all (i) certificates, permits or licenses from any Governmental Entity having jurisdiction over any Company Real Property and (ii) agreements, easements or other rights, necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Real Property or to permit the lawful use and operation of all driveways, roads, and other means of egress and ingress to and from any Company Real Property have been obtained and are in full force and effect, except where the failure to obtain or maintain the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and there is no pending threat of modification or cancellation of the same. No Company Real Property is located outside of the United States and neither the Company nor any of its Subsidiaries conducts its business of owning, leasing or operating properties outside of the United States. All work to be performed, payments to be made and financial undertakings required to be taken by the Company or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to a Company Real Property has been paid or undertaken, as the case may be, except where the failure to pay such amount or undertake such action would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (e) Neither the Company nor any of its Subsidiaries has received since January 1, 2003 any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any Company Real Property issued by any Governmental Entity which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity with jurisdiction over the Company or any such Subsidiaries to the effect that
(i) any condemnation or rezoning proceedings are pending or threatened with respect to any Company Real Property or (ii) any zoning, building or similar law, code, ordinance or regulation is being violated by the maintenance, operation or use of any buildings or other improvements on any Company Real Property or by the maintenance, operation or use of the parking areas, except where any such written notice of such a proceeding or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and except as set forth in
Section 3.13(f) of the Company Disclosure Schedule, to the Company's Knowledge,
(i) there are no structural defects relating to any Company Real Property, (ii) there is no Company Real Property whose building systems are not in working order in any material respect (ordinary wear and tear excepted), (iii) there is no uninsured physical damage to any Company Real Property in an aggregate amount in excess of $500,000 with respect to any individual property, except for the payment by the Company of a deductible under the applicable insurance policy, and (iv) there is no current renovation or restoration to any Company Real Property the remaining cost of which exceeds $500,000 with respect to any individual property.

         (g) True and correct copies of the Company Leases and reciprocal easement agreements as amended as of the date hereof have been delivered to, or made available for review by, Parent. Section 3.13(g) of the Company Disclosure Schedule lists the following information with respect to the Company Leases:

                  (i) the name of the lessee;

                  (ii) the expiration date of the Company Lease; and

                  (iii) the amount (or method of determining the amount) of minimum monthly base rentals due under each Company Lease.

         (h) The Company has delivered to Parent a copy of their respective aging of accounts receivable as of May 31, 2006, which copy is true and correct in all material respects. Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries has delivered written notice to any tenant under any Company Lease, alleging that such tenant is in default thereunder, other than with respect to defaults that have been cured or waived or which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (i) There are no agreements, written or oral, between the Company or any of its Subsidiaries and any other Person relating to the use or occupancy of the Company Real Property by a Person other than the Company or any of its Subsidiaries other than the Company Leases. Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, as of the date hereof, no defaults (unless subsequently cured) by the Company or its Subsidiaries have been alleged in writing by the lessees (and received by the Company or any of its Subsidiaries) thereunder that have not been cured in all material respects and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in default under any Company Lease other than such defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.14 Contracts.

         (a) Section 3.14(a) of the Company Disclosure Schedule contains a complete and accurate list of all Material Contracts in effect as of the date hereof, other than the Material Contracts which are listed as an exhibit to the Company's most recent annual report on Form 10-K or a subsequent quarterly report on Form 10-Q. Each Material Contract has been delivered to, or made available for review by, Parent and is a true and correct copy of such Material Contract as amended to date.

         (b) (i) There is no breach or violation of or default by the Company or any of its Subsidiaries under any of the Material Contracts, except such breaches, violations and defaults as have been waived, and (ii) no event has occurred with respect to the Company or any of its Subsidiaries which, with notice or lapse of time or both, would constitute a breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under any of the Material Contracts, except, in either case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         Section 3.15 Labor Relations. Except as set forth in Section 3.15 of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees; (ii) neither the Company nor any of its Subsidiaries is a party, or otherwise subject, to any collective bargaining agreement or similar contract; (iii) there are no proceedings asserting unfair labor practice charges pending against the Company or any of its Subsidiaries before the National Labor Relations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of the Company or any of its Subsidiaries; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

         Section 3.16 Environmental Matters.

         (a) Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, the Company, each of its Subsidiaries and, to the Knowledge of the Company, each tenant or operator of Company Real Property (i) have obtained all permits, licenses and other authorizations which are required to be obtained under all applicable Environmental Laws by the Company or its Subsidiaries and
(ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws, except where the failure to obtain such permits, licenses or other authorizations or to comply with such terms and conditions or limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company, each of its Subsidiaries and, to the Knowledge of the Company, each tenant or operator of Company Real Property have not received a written notice of and have no Knowledge of any present or unremediated past violations of Environmental Laws, or of any event, incident or Action preventing continued compliance with such Environmental Laws, or which could give rise to any common law environmental liability, or form the basis of any Action against the Company or any of its Subsidiaries based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Material or otherwise relating to protection of human health or the environment.

         (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, (i) no underground storage tank or other underground storage receptacle for Hazardous Material is located on any Company Real Property; (ii) no Company Real Property contains any Hazardous Material, except in each case to the extent that the presence of Hazardous Material on such property does not violate or create a liability or obligation under any applicable Environmental Laws; and (iii) the Company is conducting all monitoring and remediation of Hazardous Materials present at any Company Real Property as required by Environmental Laws or any Governmental Entities.

         Section 3.17 Opinion of Financial Advisor. The Company Board has received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors (the "Company Financial Advisor"), as of the date of this Agreement, to the effect that the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by such Company Financial Advisor, the inclusion of the entirety of such fairness opinion (or a reference thereto) in the proxy statement/prospectus to be sent to Company Stockholders in connection with the meeting of the Company Stockholders (the "Company Stockholders Meeting") to consider this Agreement and the Merger (the "Proxy Statement/Prospectus") and registration statement on Form S-4 pursuant to which the issuance of shares of Parent Common Stock to be issued in the Merger, if any, will be registered under the Securities Act (the "Registration Statement"), of which the Proxy Statement/Prospectus will form a part.

         Section 3.18 Brokers. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no broker, finder or investment banker (other than the Company Financial Advisor, the fees and expenses of which shall be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any such payment.

         Section 3.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's equity interests necessary to approve the Company Voting Proposal. The Company Board, at a meeting duly called and held, subject to its right to withdraw its support of the Merger and recommend an Acquisition Proposal pursuant to Section 6.3, (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company Stockholders, (b) approved this Agreement and the Merger, (c) has declared that this Agreement and the Merger are advisable, and (d) resolved to recommend that the holders of Company Common Stock approve this Agreement and the Merger. Section 3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a list that is true and complete in all material respects of all material insurance policies in force naming the Company, any of its Subsidiaries or any employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. There is no claim by the Company or any of its Subsidiaries pending under any such policies which (a) has been denied or disputed by the insurer and (b) would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

         Section 3.21 Takeover Provisions Inapplicable. The Company has taken all action necessary, if any, to exempt transactions between Parent and the Company and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute enacted under the laws of the State of Maryland. The Company does not have a stockholder rights plan in effect. The Company and the Board of Directors have taken all appropriate and necessary actions to cause the Merger and the other transactions contemplated hereby to comply with or be exempted from any provision contained in the Company's charter or Amended and Restated Bylaws or in the comparable organizational document of any Company Subsidiary that would otherwise prohibit, hinder or delay such transactions and to render any and all limitations on ownership of Company Common Stock as set forth in the Company's charter, including the ownership limit (the "Ownership Limit") set forth in the Company's charter inapplicable to the Merger and the other transactions contemplated thereby.

         Section 3.22 Affiliate Transactions. Except as set forth in the Company SEC Reports or as permitted by this Agreement, from January 1, 2006 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliates (other than wholly-owned Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         Section 3.23 Proxy Statement; Form S-4 Registration Statement; Other Information. None of the information with respect to the Company or its Subsidiaries supplied by the Company, CTOP or Pinecreek OP in writing specifically for inclusion in the Proxy Statement or any amendments thereof or supplements thereto or in the Registration Statement or any amendments thereof or supplements thereto will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and at the time of the meeting of the shareholders of the Company to vote on the Merger, or, in the case of the Registration Statement or any amendments thereof or supplements thereto, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company, CTOP or Pinecreek OP with respect to information related to Parent, Merger Sub, CTOP Merger Sub or Pinecreek Merger Sub or any of their respective affiliates included in the Proxy Statement or any amendments thereof or supplements thereto or the Registration Statement or any amendments thereof or supplements thereto, as the case may be. The Proxy Statement and any amendments thereof or supplements thereto and the Registration Statement and any amendments thereof or supplements thereto will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each such statute.

                                   ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB, CTOP
                      MERGER SUB AND PINECREEK MERGER SUB

         Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth herein or in the disclosure schedule delivered by Parent to the Company on or before the date of this Agreement (the "Parent Disclosure Schedule") or as otherwise limited herein; provided that, for the avoidance of doubt, the representations in Section 4.3(Capitalization),
Section 4.5(Compliance), Section 4.6(SEC Documents), Section 4.7(Absence of Certain Changes), Section 4.10(Taxes), Section 4.12(Proxy Statement; Form S-4 Registration Statement; Other Information) and 4.13(Authorization for Parent Common Stock) need only be true and correct as of the Closing Date if Parent has made and not revoked a Stock Election.

         Section 4.1 Organization and Qualification. Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the corporate, partnership or limited liability company power and authority to own and operate its business as presently conducted. Parent and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or the nature of its activities makes such qualification necessary, except for such failures of Parent and any of its Subsidiaries to be so qualified as would not, when taken with all other such failures, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.2 Authorization; Validity and Effect of Agreement. Each of Parent Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub has the requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub and the performance by it of its respective obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent (the "Parent Board") and the Board of Directors of Merger Sub and all other necessary action on the part of Parent and Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub, and no other proceedings on the part of Parent or Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub and constitutes a legal, valid and binding obligation of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub, enforceable against each of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         Section 4.3 Capitalization.

         (a) As of the date hereof and as of the Effective Time, the authorized stock of Parent consists of 300,000,000 shares of common stock, $0.01 par value per share ("Parent Common Stock"), 153,000,000 shares of excess stock, par value $.01 per share, 3,600,000 shares of preferred stock, par value $1.00 per share ("Unclassified Preferred Stock"), 700,000 shares of 6.65% Class F Cumulative Redeemable Preferred Stock, $1.00 par value per share ("Series F Preferred Stock"), and 700,000 shares of Class F Excess Preferred Stock, $1.00 par value per share ("Excess Preferred Stock" and, together with the Unclassified Preferred Stock and the Series F Preferred Stock, "Parent Preferred Stock"). As of the close of business on July 6, 2006, 241,201,289 shares of Parent Common Stock were issued of which 240,654,709 were outstanding and 700,000 shares of Parent Preferred Stock were issued and outstanding.

         (b) As of the date hereof, the authorized capital stock of Merger Sub consists of (i) 100 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any lien, and as of the Effective Time, all of which will be owned by Parent free and clear of any lien, and (ii) 200 shares of preferred stock.

         Section 4.4 No Conflict; Required Filings and Consents.

         (a) Neither the execution and delivery of this Agreement nor the performance by Parent and Merger Sub of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will: (i) conflict with Parent's Organizational Documents or the Organizational Documents of any of its Subsidiaries; (ii) assuming satisfaction of the requirements set forth in
Section 4.4(b) below, violate any statute, law, ordinance, rule or regulation, applicable to Parent or any of its Subsidiaries or any of their Assets; or (iii) except as set forth in Section 4.4(a)(iii) of the Parent Disclosure Schedule, violate, breach, require consent under, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Parent or any of its Subsidiaries under, or result in the creation or imposition of any lien upon any Assets or business of Parent or any of its Subsidiaries under or give rise to any Third Party's right of first refusal, or other similar right, under any note, bond, indenture, mortgage, deed of trust, lease, or permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective Assets are bound or encumbered, or give any Person the right to require Parent or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind, except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

         (b) Except as set forth in Section 4.4(a) or 4.4(b) of the Parent Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent, Merger Sub or any of their applicable Subsidiaries or the consummation by Parent and Merger Sub of Merger and the other transactions contemplated hereby, other than (i) the filing with the SEC of the Registration Statement and such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act, as may be required in connection with this Agreement; (ii) the filing of Articles of Merger pursuant to the MGCL; (iii) filings with the NYSE; (iv) such filings and approvals as may be required by any applicable state securities or Blue Sky Laws or Environmental Laws; (v) business, operating and occupancy licenses and permits; and (vi) such consents, approvals, authorizations, permits, registrations, declarations and filings, the failure to make or obtain which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.5 Compliance. Except as set forth in Section 4.5 of the Parent Disclosure Schedule, Parent and each of its Subsidiaries are in compliance with all foreign, federal, state and local laws and regulations applicable to their operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.6 SEC Documents.

         (a) Parent has filed with the SEC all reports, schedules, statements and other documents required to be filed by Parent or any of its Subsidiaries with the SEC since December 31, 2003 (collectively, the "Parent SEC Reports"). As of their respective dates, with respect to Parent SEC Reports filed pursuant to the Exchange Act, and as of their respective effective dates, as to Parent SEC Reports filed pursuant to the Securities Act, the Parent SEC Reports and any registration statements, reports, forms, proxy or information statements and other documents filed by Parent with the SEC after the date of this Agreement
(i) complied, or, with respect to those not yet filed, will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and (ii) did not, or, with respect to those not yet filed, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated balance sheets included in or incorporated by reference into Parent SEC Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, stockholders' equity and cash flows of Parent included in or incorporated by reference into Parent SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act.

         (c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Parent or in the notes thereto, prepared in accordance with GAAP consistently applied, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of Parent as of March 31, 2006, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness), and (iii) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.7 Absence of Certain Changes. Except for the transactions expressly contemplated hereby or disclosed in this Agreement, from January 1, 2006 to the date hereof, Parent and its Subsidiaries have conducted their respective businesses substantially in the ordinary and usual course consistent with past practices, and there has not been any change in Parent's business, operations, condition (financial or otherwise), results of operations, Assets or liabilities, except for changes contemplated hereby or changes which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.8 Litigation. Except as set forth in Parent SEC Reports filed prior to the date of this agreement or in Section 4.8 of the Parent Disclosure Schedule, there is no Action (i) instituted, (ii) pending and served upon Parent or any of its Subsidiaries, or (iii) to the Knowledge of Parent, pending and not served on Parent or threatened, in each case against Parent, any of its Subsidiaries or any of their respective Assets which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, nor is there any outstanding judgment, decree or injunction, in each case against Parent, any of its Subsidiaries or any of their respective Assets, or any statute, rule or order of any Governmental Entity applicable to Parent or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

         Section 4.9 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries which would reasonably be expected to result in any liability to the Company or any of its Subsidiaries if the transactions contemplated hereby are not consummated.

         Section 4.10 Taxes. Parent (i) for all taxable years commencing with its taxable year ended December 31, 1992 through its taxable year ended December 31 immediately prior to the Effective Time, has elected and has been subject to federal and state taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for federal and state Tax purposes for such years, (ii) at all times since such date, has operated in such a manner so as to qualify as a REIT for federal and state Tax purposes and will continue to operate through the Effective Time in such a manner so as to so qualify for the taxable year that includes the Closing Date, and (iii) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other taxing authority to its status as a REIT, and no such challenge is pending or, to Parent's Knowledge, threatened.

         Section 4.11 Vote Required. This Agreement has been approved by Parent, as the sole stockholder of Merger Sub. No other vote of holders of any class or series of securities of Parent or Merger Sub is necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         Section 4.12 Proxy Statement; Form S-4 Registration Statement; Other Information. None of the information with respect to Parent or its Subsidiaries supplied by Parent, Merger Sub, CTOP Merger Sub or Pinecreek Merger Sub in writing specifically for inclusion in the Proxy Statement or any amendments thereof or supplements thereto or in the Registration Statement or any amendments thereof or supplements thereto will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and at the time of the meeting of the shareholders of the Company to vote on the Merger, or, in the case of the Registration Statement or any amendments thereof or supplements thereto, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information related to the Company or any affiliate of the Company included in the Proxy Statement or any amendments thereof or supplements thereto or the Registration Statement or any amendments thereof or supplements thereto, as the case may be. The Proxy Statement and any amendments thereof or supplements thereto and the Registration Statement and any amendments thereof or supplements thereto will each comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated under each such statute.

         Section 4.13 Authorization for Parent Common Stock. Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock, if any, required to be issued by it pursuant to this Agreement. Shares of Parent Common Stock issued pursuant to this Agreement will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. Shares of Parent Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

         Section 4.14 Interim Operations of Merger Vehicles.

         (a) Merger Sub was formed on June 29, 2006 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no liabilities or obligations and has conducted its operations only as contemplated hereby, other than the issuance of the Preferred Stock described in Section 4.3(b).

         (b) CTOP Merger Sub was formed on July 7, 2006 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no liabilities or obligations and has conducted its operations only as contemplated hereby.

         (c) Pinecreek Merger Sub was formed on July 7, 2006 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, has no liabilities or obligations and has conducted its operations only as contemplated hereby.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 5.1 Conduct of Business of the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and each of its Subsidiaries, except to the extent that Parent shall otherwise consent in writing, or as expressly contemplated or permitted by this Agreement, or as otherwise indicated in Section 5.1 of the Company Disclosure Schedule, or as required by a Governmental Entity of competent jurisdiction, to carry on its business in the ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, in the ordinary course in substantially the same manner as previously paid, to pay or perform its other material obligations when due in the ordinary course in substantially the same manner as previously paid or performed, to maintain insurance coverages and its books, accounts and records in the usual manner generally consistent with past practices, to comply in all material respects with all applicable laws, ordinances and regulations of Governmental Entities, to maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear), and, to the extent consistent with such business, use all reasonable efforts, generally consistent with past practices and policies, to preserve intact its present business organization and its relationships with officers, employees and others having business dealings with it; provided, however, that no action by the Company or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed to be a breach of this paragraph of Section 5.1 unless such breach would constitute a breach of one or more of such other provisions. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, without the written consent of Parent, the Company shall not and shall not permit any of its Subsidiaries to:

         (a) adopt or propose any amendment to its Organizational Documents, except as contemplated by this Agreement;

         (b) (i) except as set forth on Section 5.1(b) of the Company Disclosure Schedule, issue, pledge or sell (other than upon exercise of Company Stock Rights outstanding on the date of this Agreement upon payment of the exercise price thereof and withholding of any taxes required to be withheld or upon the exercise of rights of the limited partners in the Operating Partnerships to convert or exchange their Company OP Units outstanding on the date of this Agreement into Company Common Stock), or propose or authorize the issuance, pledge or sale, or grant any options or make any other agreements with respect to, any of its shares of capital stock or any other of its securities, (ii) amend, waive or otherwise modify any of the terms of any option, warrant or stock option plan of the Company or any of its Subsidiaries, including the Company Stock Rights and the Company Stock Plans, or authorize cash payments in exchange for any options granted under any of such plans, or (iii) adopt or implement any stockholder rights plan;

         (c) except as set forth in or permitted by Sections 5.3, 6.13 and 6.14, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its stock or beneficial interests (including any dividend distribution payable in, or otherwise make a distribution of, shares of capital stock of any existing or subsequently formed Subsidiary of the Company), except (i) in the event the Closing Date is prior to September 15, 2006, the Company may declare a regular quarterly cash dividend to holders of record as of the Closing Date in an amount not to exceed $0.64 per share of Company Common Stock multiplied by the quotient obtained by dividing (A) the number of days between June 30, 2006 and the Closing Date and (B) 92, (ii) in the event the Closing Date is on or after September 15, 2006, the Company may declare a regular quarterly cash dividend in an amount not to exceed $0.64 per share of Company Common Stock, to be paid on the earlier of September 29, 2006 and the Closing Date, (iii) in the event the Closing Date is after September 15, 2006 and prior to December 15, 2006 and Parent elects to delay the Closing pursuant to Section 2.2(b), the Company may declare a regular quarterly cash dividend to holders of record as of the Closing Date in an amount not to exceed $0.64 per share of Company Common Stock multiplied by the quotient obtained by dividing
(A) the number of days between (x) the later of (I) the Original Closing Date and (II) September 15, 2006 and (y) the Closing Date and (B) 92, (iv) in the event the Closing Date is on or after December 15, 2006, the Company may declare a regular quarterly cash dividend in an amount not to exceed $0.64 per share of Company Common Stock, to be paid on the earlier of December 29, 2006 and the Closing Date, (v) in the event the Closing Date is after December 15, 2006 and Parent elects to delay the Closing pursuant to Section 2.2(b), the Company may declare a regular quarterly cash dividend to holders of record as of the Closing Date in an amount not to exceed $0.64 per share of Company Common Stock multiplied by the quotient obtained by dividing (A) the number of days between
(x) the later of (I) the Original Closing Date and (II) December 15, 2006 and
(y) the Closing Date and (B) 92, (vi) the regular distributions that are required to be made in respect of the Company OP Units in connection with any dividends paid on the Company Common Stock, and (vii) dividends or distributions made to the Company by any wholly-owned Subsidiary of the Company;

         (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its stock or beneficial interests, or any of its other securities, except exchanges of Company OP Units for Company Common Stock, in accordance with the Operating Partnership Agreement;

         (e) increase the compensation or benefits payable or to become payable to its directors, officers, consultants or employees (whether from the Company or any of its Subsidiaries), or pay any benefit, grant or award to any such individual not required by any Company Employee Plan (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to, or enter into any employment, severance, or similar agreement with, any director, officer, consultant or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, including any Benefit Arrangement, or provide any funding for any rabbi trust or similar arrangement, except, in any case referred to in this
Section 5.1(e), (i) to the extent required by applicable law or regulation, (ii) pursuant to and as required by any Company Employee Plan as in effect on the date of this Agreement, (iii) pursuant to Section 2.8, or (iv) as disclosed in
Section 5.1(e) of the Company Disclosure Schedule to the extent not otherwise required by any Company Employee Plan;

         (f) (i) sell, pledge, dispose of, grant or encumber any of the Assets of the Company or any of its Subsidiaries consisting of stock or partnership interests of its Subsidiaries or fee interests in real property, (ii) acquire any Assets consisting of fee interests in real property, or (iii) acquire any other Assets or (including by merger, consolidation, lease or acquisition of stock or Assets) any interest in a corporation, partnership, other business organization or any division thereof (or a substantial portion of the Assets thereof) in an aggregate amount exceeding $1,000,000; provided that the Company or its Subsidiaries may enter into bona fide leases, in arms-length transactions with third parties, on market rates, terms and conditions, which do not violate any exclusives or restrictions, and which do not include tenant improvement allowances or leasing commissions in excess of $25,000 with respect to tenants occupying (i) 5,000 square feet or less (ii) in excess of 5,000 square feet with the prior written consent of Parent, which consent will not be unreasonably withheld), in each of cases (i) and (ii), in the ordinary course of business consistent with past practice, as landlord, of their real property Assets;

         (g) except as required under any Material Contracts in effect as of the date hereof or as set forth in Section 5.1(g) of the Company Disclosure Schedule, (i) incur, assume or pre-pay any debt for borrowed money, other than pursuant to credit or other agreements in effect as of the date hereof, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person,
(iii) make or acquire any loans, advances or capital contributions to, or investments in, any other Person (including advances to employees), except for loans, advances, capital contributions or investments between any wholly-owned Subsidiary of the Company and the Company or another wholly-owned Subsidiary of the Company, or (iv) enter into any "keep well" or other agreement to maintain the financial condition of another entity (other than the Company or any of its wholly-owned Subsidiaries);

         (h) without prior notification and consultation with Parent, terminate any employee under circumstances which would result in severance payments to such employee or pay any severance benefits to any employee on account of such employee's termination;

         (i) make, alter, revoke or rescind any material express or deemed election relating to Taxes, settle or compromise any material Action relating to Taxes, amend in any material respect any material Tax return except in each case in the ordinary course of business consistent with past practice or as required by law, file any income Tax Return that claims a deduction for or otherwise uses a net operating loss without the consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions (including any change to its methods or basis of write-offs of accounts receivable) for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 2005;

         (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities;

         (k) other than in the ordinary course of business and consistent with past practice, waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company or of any of its Subsidiaries before the same comes due in accordance with its terms;

         (l) fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, to the extent available at reasonable cost, procure substantially similar substitute insurance policies which in all material respects are in at least such amounts and against such risks as are currently covered by such policies or, as reasonably determined by the Company, property policies with increased coverage limits to adequately insure all Company Real Property;

         (m) change in any material manner its methods of accounting as in effect on December 31, 2005 except as required by GAAP, or take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

         (n) enter into or make any material modification or amendment or terminate any of the Material Contracts, or waive, release or assign any material rights or claims other than in the ordinary course of business and consistent with past practice (provided that the Company is expressly permitted to waive its right to terminate Company Leases in the event of non-material or non-recurring breaches by tenants);

         (o) take, or agree to commit to take, any action that would cause the representations and warranties of the Company contained herein, individually or in the aggregate, not to be true and correct in all material respects;

         (p) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Company Affiliates which involves the transfer of consideration or has a financial impact on the Company, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement or disclosed on the Company Disclosure Schedule;

         (q) except as stated in the budgets set forth in Section 5.1(q) of the Company Disclosure Schedule, pay or commit to pay any expenses or make or commit to make any capital expenditures (other than capital expenditures for the repair or maintenance of capital Assets), excluding capital expenditures made with funds (i) held in like kind escrows established prior to the date hereof in accordance with Section 1031 of the Code or (ii) obtained as proceeds from insurance policies due to the destruction, loss or impairment of capital Assets;

         (r) initiate, compromise, or settle any litigation or arbitration proceedings (i) involving payments by the Company or its Subsidiaries in excess of $200,000 per litigation or arbitration, or $1,000,000 in the aggregate or
(ii) relating to this Agreement or the transactions contemplated hereby; or

         (s) correspond with any equity holder of any Operating Partnership concerning the transactions contemplated by this Agreement without previously consulting Parent and providing Parent the opportunity to review and comment on any such correspondence;

         (t) waive the Ownership Limit for any Person (other than Parent, Merger Sub or their Affiliates); or

         (u) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, publicly recommend, publicly propose or publicly announce an intention to do any of the foregoing, except as permitted above.

         Section 5.2 Conduct of Business of Parent Pending the Merger. To the extent that Parent has made and not revoked a Stock Election, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees as to itself and its Subsidiaries, except to the extent that the Company shall otherwise consent in writing, as otherwise contemplated or permitted by this Agreement or as required by a Governmental Entity of competent jurisdiction, not to:

         (a) adopt or effect a plan of complete or partial liquidation or dissolution;

         (b) amend, modify or repeal, or propose to do, or permit or consent any amendment, modification or repeal, of its charter or by-laws, or those of Merger Sub, in such a manner as would cause holders of Company Common Stock that receive Parent Common Stock pursuant to the Merger to be treated differently than other holders of Parent Common Stock;

         (c) take any action, or fail to take any action, which would reasonably be expected to cause Parent to fail to qualify as a REIT; or

         (d) take, undertake, incur, authorize, commit or agree to take any of the foregoing actions.

         Section 5.3 Continued Qualification as a Real Estate Investment Trust; Final Company Dividend. From and after the date hereof through the Effective Time, each of the Company and Parent will maintain its qualification as a "real estate investment trust" under the Code and the rules and regulations thereunder. Without limiting the generality of the foregoing and notwithstanding anything to the contrary set forth in this Agreement, if necessary to enable the Company to make aggregate dividend distributions (after taking into account any distributions made or to be made by the Company pursuant to Sections 5.1(c) and
6.13 hereof) during (a) its final taxable period as if it ended on the Closing Date, or (b) its taxable year ended December 31 immediately prior to the taxable year that includes the Closing Date, equal to the Minimum Distribution Dividend, the Company shall declare and pay a dividend (a "Final Company Dividend") to holders of Company Common Stock in the amount of such shortfall. For purposes of this paragraph, the term "Minimum Distribution Dividend" shall mean a distribution with respect to the applicable taxable period which is sufficient to allow the Company to (i) satisfy the distribution requirements set forth in
Section 857(a) of the Code, and (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code, determined, in each case, if applicable, as if the taxable period that includes the Closing Date had ended on the Closing Date. The Cash Consideration shall be reduced by the amount of the Final Company Dividend, if any, paid by the Company. For avoidance of doubt, the Company shall be permitted to take net operating losses and/or other available tax attributes into account in determining the amount of the required Minimum Distribution Dividend, if any.

         Section 5.4 Information. The Company will advise Parent as soon as reasonably practicable of (and, in the case of any written notice, provide to Parent a copy of):

                  (i) the commencement of or, to the Knowledge of the Company, the threat of any material claim, litigation, action, suit, inquiry or proceeding involving the Company, any of its Subsidiaries, their respective properties or assets, or, to the Knowledge of the Company, involving any of their respective directors, officers or agents (in their capacities as such);

                  (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (iii) any material adverse change in the condition (financial or otherwise), business, Assets, liabilities, or long term profitability, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach or inaccuracy of any representation or warranty contained herein;

                  (iv) any and all material correspondence or material communications received from any equity holder of any Operating Partnership;

                  (v) any material correspondence received from any tenant leasing more than 10,000 square feet of space, including any notice of default or request for consent to assign or sublet;

                  (vi) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

                  (vii) a copy of each material report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws in connection with this transaction or outside of the ordinary course of business.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         Section 6.1 Preparation of Form S-4 and the Proxy Statement; Stockholder Meeting.

         (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall cooperate with each other regarding, and, prepare and file with the SEC, the Proxy Statement/Prospectus and Parent shall prepare and file the Registration Statement (in which the Proxy Statement/Prospectus will be included). The Company and Parent will cause the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use all reasonable efforts to have or cause the Proxy Statement/Prospectus to be cleared by the SEC and to cause the Registration Statement to become effective as promptly as practicable. Without limiting the generality of the foregoing, each of the Company and Parent shall cause its respective Representatives to fully cooperate with the other Party and its respective Representatives in the preparation of the Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other Party with all information concerning it and its Affiliates as the other may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement/Prospectus and the Registration Statement. The Company hereby agrees that the recommendations of the Company Board described in Section 3.19 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3) shall be included in the Registration Statement and the Proxy Statement/Prospectus. Parent shall use commercially reasonable best efforts to take all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger, if any, and will pay all filing fees incident thereto. As promptly as practicable after the Registration Statement becomes effective, the Company shall cause the Proxy Statement/Prospectus to be mailed to its stockholders.

         (b) The Company and Parent each agrees that none of the information supplied by it or its Subsidiaries to be included or incorporated by reference in the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, will, on the date of the mailing of the Proxy Statement/Prospectus or any amendment or supplement thereto, and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and Parent each agrees that none of the information supplied by it or its Subsidiaries to be included or incorporated by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (c) Without limiting the generality of the foregoing, prior to the Effective Time (i) the Company and Parent shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Parent shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC with respect to any of the foregoing filings.

         (d) The Company shall take all action necessary to duly call the Company Stockholders Meeting, to be held as promptly as practicable for the purpose of voting upon the approval of the Company Voting Proposal. Subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 6.3, the Company shall, through its board of directors, recommend to its stockholders adoption of this Agreement and approval of the Merger and related matters, and the Company shall use its best efforts to solicit from its stockholders proxies in favor of the Company Voting Proposal. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.1(d) to timely call and conduct the Company Stockholders Meeting shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal.

         Section 6.2 Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, the Company shall confer on a regular and frequent basis with Parent and one or more of its Representatives to report on the general status of ongoing operations. Each of Parent and the Company shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as reasonably practicable after it becomes known to such Party, that causes or will cause any of its covenants or agreements under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any of its representations or warranties contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

         Section 6.3 No Solicitation.

         (a) Subject to Section 6.3(b), unless and until this Agreement shall have been terminated by either party pursuant to Article VIII, the Company shall not, directly or indirectly (through Representatives or otherwise): (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any Acquisition Proposal; (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Proposal; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal other than with respect to the Merger, or as otherwise required by applicable law. This
Section 6.3(a) shall not limit the ability of the Company and its Subsidiaries to sell Assets in accordance with Section 5.1(f).

         (b) Notwithstanding the foregoing, in response to a bona fide, unsolicited, written Acquisition Proposal from a Third Party (that does not result from a breach of this Section 6.3), the Company Board may, and may authorize and permit the Company's Representatives to, (i) provide such Third Party with nonpublic information, (ii) otherwise facilitate any effort or attempt by a Third Party to make such Acquisition Proposal, (iii) agree to or recommend or endorse any such Acquisition Proposal, (iv) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, its approval and recommendation of the Merger and this Agreement, and (v) participate in discussions and negotiations with such Third Party relating to such Acquisition Proposal, if and only to the extent that (x) the Company Board believes in good faith (after consultation with its financial advisor and legal counsel) that such Acquisition Proposal if consummated would be a Superior Proposal, (y) the Company Board, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that failure to take such action would result in a breach of its fiduciary duties to the Company or the Company Stockholders under applicable law, and (z) the Third Party has entered into a confidentiality agreement pertaining to nonpublic information regarding the Company containing terms in the aggregate no more favorable to the Third Party than those in the Confidentiality Agreement (including the standstill provision thereof). In the event the Company Board withdraws or modifies its approval of the Merger and this Agreement as herein provided, the Merger and this Agreement shall nevertheless be submitted to the Company Stockholders for their consideration and approval in accordance with
Section 3-105(d) of the MGCL. For a period of not less than five Business Days after Company delivers to Parent a Superior Proposal Notice, the Company shall and shall cause its legal and financial advisors to, if requested by Parent, negotiate in good faith with Parent to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal; provided, however, that in determining whether an Acquisition Proposal is a Superior Proposal the Company must take into account any amendments to this Agreement proposed by Parent. The Company shall not enter into any agreement implementing an Acquisition Proposal prior to the termination of this Agreement in accordance with Section 8.1.

         (c) The Company shall notify Parent as soon as practicable (but in any event within 24 hours) after receipt by an officer or director of the Company or by any of the Company's advisors of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the Company's properties, books or records by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact and copies of any proposed agreement relating thereto. If the Acquisition Proposal is determined by the Company Board, in accordance with this Agreement, to be a Superior Proposal, the Company shall contemporaneously furnish to Parent copies of any proposed agreement relating thereto and all information it provides to the offeror and contemporaneously notify Parent in writing of any oral or written changes to the terms and conditions of any Acquisition Proposal. For the avoidance of doubt, any amendment to the financial or other terms of an Acquisition Proposal (whether or not a Superior Proposal) shall be treated as a new Acquisition Proposal for purposes of this Section 6.3 and shall require a new Superior Proposal Notice if such new Acquisition Proposal is determined by the Company to be a Superior Proposal.

         (d) Nothing contained in this Section 6.3 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to its stockholders if the Company Board determines in good faith after consultation with its outside counsel that failure to do so would reasonably be expected to result in a breach of its fiduciary duties to the Company or its stockholders under any applicable law, provided, however, that neither the Company nor the Company Board nor any committee thereof may, except as expressly permitted by this Section 6.3 or required by Rule 14e-2 promulgated under the Exchange Act, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal; provided further, that disclosure to stockholders pursuant to Rule 14e-2 relating to an Acquisition Proposal shall be deemed to be a qualification, withdrawal or modification, of the Company Board's recommendation of the Merger unless the Company Board expressly, and without qualification, reaffirms its recommendation of the Merger in such disclosure.

         (e) The Company agrees that it will (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal, (ii) use reasonable best efforts to cause all Persons other than Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub who have been furnished with confidential information regarding the Company in connection with the solicitation of or discussions regarding any Acquisition Proposal within the 12 months prior to the date hereof promptly to return or destroy such information, and (iii) use its reasonable best efforts to enforce and not waive any provision or release any Person (other than Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub) from any confidentiality, standstill or similar agreement relating to an Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 6.3(a) of the obligations undertaken in this Section 6.3.

         Section 6.4 Access to Information.

         (a) The Company and its Subsidiaries will provide Parent and Parent's counsel, accountants and other representatives and agents with reasonable access, upon prior notice and during normal business hours, to the facilities, properties, officers, directors, employees, vendors, accountants, assets, books and records of the Company and (i) Parent shall have the right, subject to the terms of this Section 6.4, to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examinations or studies with respect to the Company Properties; provided that Parent indemnifies the Company for any losses, costs or damages associated with any such items or caused during any period as a result of Parent's access, (ii) the Company shall provide Parent with a monthly review of the unaudited revenues, capital spending and performance data of the Company and the Company Subsidiaries within 15 days after the end of each such month on a property by property basis, and (iii) the Company will furnish Parent with such financial and operating data and other information with respect to the business, personnel and properties of the Company or the transactions contemplated hereby as Parent shall from time to time reasonably request; provided, however, that such investigation shall be conducted upon reasonable prior notice, and in such manner as not to interfere unreasonably with the operation of the business of the Company; provided further that the Company shall provide reasonable assistance and cooperation to Parent in connection with integration planning and transition activities and access to employees as reasonably necessary in connection therewith; provided that such access shall be coordinated with the Company and conducted in such manner as not to interfere unreasonably with the operation of the business of the Company.

         (b) If the Parent has made a Stock Election, Parent and its Subsidiaries will provide Company and Company's counsel, accountants and other representatives and agents with reasonable access, upon prior notice and during normal business hours, to books and records of Parent; provided, however, that such investigation shall be conducted upon reasonable prior notice, and in such manner as not to interfere with the operation of the business of Parent.

         Section 6.5 Governmental Approvals.

(a) The Parties shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, consents, variances, exemptions, orders, approvals and authorizations of all Third Parties and Governmental Entities which are necessary to consummate the transactions contemplated by this Agreement ("Governmental Approvals"), and to comply with the terms and conditions of all such Governmental Approvals. Each of the Parties shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause their respective Representatives and other Affiliates to, file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and the Company shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Parent and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other Party with copies of all correspondence between the Notifying Party or any of its Representatives and Governmental Entities with respect to Governmental Approvals.

         (b) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any approval needed from a Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

         Section 6.6 Publicity. Parent and the Company shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or obligations pursuant to any listing agreement with, or rules of any national securities exchange.

         Section 6.7 Affiliate Agreements. No later than 45 days prior to the Closing the Company shall deliver to Parent a list identifying, in the view of the Company, each person who will be, at the time of the Company Stockholders Meeting, a Company Affiliate. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of the Company Affiliates prior to the Closing Date; provided, however, that no such Person identified to Parent shall be added to the list of Company Affiliates if Parent shall receive from the Company, on or before the date of the Company Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not a Company Affiliate. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent as promptly as practicable but in no event later than 15 days prior to the Closing an Affiliate Agreement, in the form attached hereto as Exhibit B, from each of its Affiliates.

         Section 6.8 Further Assurances and Actions. Subject to the terms and conditions herein, each of the Parties agrees to use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable on its part under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including (i) using their respective reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with each Party as are necessary for consummation of the transactions contemplated by this Agreement, and (ii) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement, subject, in the case of the Company, to the rights of the Company and the Company Board under Sections 6.3(b), 6.3(d) and 8.1(h).

         Section 6.9 Stock Exchange Listing. Parent shall use its commercially reasonable efforts to list on the NYSE prior to the Effective Time, subject to official notice of issuance, the shares of Parent Common Stock, if any, to be issued in the Merger.

         Section 6.10 Obtaining Consents. The Company shall give (or shall cause its Subsidiaries to give) any notices to Third Parties, and use, and cause its Subsidiaries to use, their reasonable best efforts to obtain any Third Party consents related to or required in connection with the Merger that are (i) disclosed or required to be disclosed in the Company Disclosure Schedule, or
(ii) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time.

         Section 6.11 Indemnification and Insurance.

         (a) From and after the Effective Time, the Surviving Company shall provide exculpation and indemnification for each Person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, or director of the Company or any of its Subsidiaries, (the "Indemnified Parties") which is at least as favorable to such persons as the exculpation and indemnification provided to the Indemnified Parties by the Company and its Subsidiaries immediately prior to the Effective Time in their respective Organizational Documents, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including all transactions contemplated by this Agreement.

         (b) In addition to the rights provided in Section 6.11(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any action by or on behalf of any or all security holders of the Company or Parent, or any Subsidiary of the Company or Parent, or by or in the right of the Company or Parent, or any Subsidiary of the Company or Parent, or any claim, action, suit, proceeding or investigation (collectively, for this Section 6.11, "Claims") in which any Indemnified Party is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was an officer or director of the Company or any of its Subsidiaries or any action or omission or alleged action or omission by such Person in his capacity as an officer or director, or (ii) this Agreement or the transactions contemplated thereby, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Company (the "Indemnifying Parties") shall from and after the Effective Time jointly and severally indemnify and hold harmless the Indemnified Parties from and against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines or amounts paid in settlement arising out of or relating to any such Claims. Parent, the Surviving Company and the Indemnified Parties hereby agree to use their reasonable best efforts to cooperate in the defense of such Claims. In connection with any such Claim, the Indemnified Parties shall have the right to select and retain one counsel, at the cost of the Indemnifying Parties, subject to the consent of the Indemnifying Parties (which consent shall not be unreasonably withheld or delayed) and more than one counsel if the interests of such Indemnified Persons with respect to such Claim diverge or could be reasonably expected to diverge. In addition, after the Effective Time, in the event of any such threatened or actual Claim, the Indemnifying Parties shall promptly pay and advance reasonable expenses and costs incurred by each Indemnified Person as they become due and payable in advance of the final disposition of the Claim to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Parties shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnified Party, such undertaking to be accepted without regard to the creditworthiness of the Indemnified Party, to repay any expenses advanced if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Parties (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld or delayed), and (ii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnified Party shall promptly refund to the Indemnifying Parties the amount of all such expenses theretofore advanced pursuant hereto. Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such Claim, shall promptly notify the Indemnifying Parties of such Claim and the relevant facts and circumstances with respect thereto; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Parties except to the extent such failure to notify materially prejudices the Indemnifying Parties' ability to defend such Claim; and provided, further, however, that no Indemnified Party shall be obligated to provide any notification pursuant to this Section 6.11(b) prior to the Effective Time.

         (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable in the aggregate to the Company's directors and officers, as the case may be, currently covered by such insurance than those of such policy in effect on the date of this Agreement (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous); provided that, in satisfying such obligation, none of Parent or any of its Subsidiaries shall be obligated to pay premiums per annum in excess of 200% of the aggregate amount per annum that the Company paid for such coverage in its last full fiscal year prior to the date hereof, which amount the Company has disclosed to Parent prior to the date hereof; provided further that, in the event that the aggregate premiums for maintaining such insurance for the benefit of the persons currently covered by the Company's officers and directors insurance policy under this Section 6.11(c) are in excess of 200% of the aggregate amount per annum, then Parent shall only be obligated to maintain such insurance coverage as is reasonably available for such amount.

         (d) This Section 6.11 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of Parent, including the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 6.11 and Parent acknowledges and agrees that each Indemnified Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 6.11.

         (e) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Company and Parent contained in this Section 6.11 shall be binding upon the successors and assigns of Parent and the Surviving Company.

         Section 6.12 Company Cooperation; Takeover Laws.

         (a) The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors (including legal and accounting advisors) to provide, all cooperation reasonably necessary in connection with the arrangement of any financing or sales of assets to be consummated contemporaneous with the Closing in respect of the transactions contemplated by this Agreement, including: (i) participation in meetings, due diligence sessions and road shows; (ii) reasonable assistance in connection with Parent's or its banks', underwriters', placement agents' or other representatives' preparation of offering memoranda, private placement memoranda, prospectuses and similar documents; (iii) execution and delivery of any pledge and security documents, other definitive financing documents, and other certificates (including solvency certificates), legal opinions or documents as may be reasonably or customarily requested by the banks and lenders; (iv) taking all necessary corporate action to consummate such financing immediately prior to the Closing; and (v) using reasonable best efforts to cause its independent accountants and counsel to provide assistance to Parent, including providing consent, on a customary basis, to Parent to use their audit reports relating to the Company and its Subsidiaries and, at the cost of Parent, to provide any necessary "comfort letters" and to prepare and deliver other customary opinions and other deliverables. In addition, in conjunction with the obtaining of any such financing, the Company agrees, at the request of Parent, to call for prepayment or redemption, or to prepay, redeem, defease and/or renegotiate, as the case may be, any then existing indebtedness of the Company; provided that any such prepayment, redemption, defeasance or renegotiation shall be conditioned upon and shall not actually be required to be made until at or immediately prior to the Effective Time.

         (b) In connection with and without limiting the foregoing, the Company shall (i) use its reasonable best efforts to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and
(ii) if any state takeover statute or similar statute or regulation be-comes applicable to this Agreement, the Merger or any other transaction contemplated hereby, take all action necessary to ensure that the Merger, and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

         Section 6.13 Asset Sales. After the date hereof but prior to the Effective Time, at Parent's direction, the Company will enter into one or more Real Estate Purchase Agreements (a "Real Estate Purchase Agreement") pursuant to which Parent, a limited partnership or other entity to be formed by Parent, or a third party (in each case, an "Acquisition Vehicle"), would purchase, and the Company and certain Subsidiaries would sell, certain real estate assets and equity interests specified by the Real Estate Purchase Agreement therein (the "Asset Sales") on the terms and subject to the conditions specified by the Real Estate Purchase Agreement therein; provided that (a) the Company's obligation to consummate any Asset Sales as contemplated by this Section 6.13 shall be subject to the condition that (i) the conditions set forth in Section 7.1 and Section
7.2 have been satisfied, (ii) that Parent has confirmed that Parent is prepared to proceed immediately with the Closing, and (iii) that Parent shall have delivered to the Company the certificate referred to in Section 7.2(d) and, if applicable, the opinion referred to in Section 7.2(e); (b) concurrently with Parent's delivery of the certificate and opinion referred to in clause (a)(iii) of this proviso, the Company shall deliver the certificate referred to in
Section 7.3(c) and the opinion referred to in Section 7.3(e) and the documents, agreements and instruments referred to in this Section 6.13; (c) following the delivery by Purchaser of the certificate and opinion referred to in clause
(a)(iii) of this proviso and the delivery by the Company of the items referred to in clause (b) of this proviso, all conditions set forth in Section 7.3 shall be deemed to have been satisfied or waived. The closing of the Asset Sales would occur immediately prior to the Effective Time. The Company agrees to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things as may be necessary to consummate and make the Asset Sales, if any, effective immediately prior to the Effective Time, including (i) execution and delivery of Real Estate Purchase Agreements in form and substance acceptable to the Parent, (ii) execution and delivery of such other documents, agreements, deeds and instruments and taking such other actions as may be reasonably requested by the Parent, and (iii) execution and delivery of appropriate amendments to this Agreement to give effect to such Asset Sales; provided that, in no event, shall the Company be obligated to incur liability, pay costs or other monies or take any irrevocable action prior to the time which is immediately prior to the Effective Time. Any indebtedness of the Acquisition Vehicle to the Company or any of its Subsidiaries in connection with such Asset Sales shall be on arm's length terms. Parent shall ensure to the Company's reasonable satisfaction that any consideration received by the Company or any of its Subsidiaries in connection with any Asset Sales consists of either cash or "real estate assets" within the meaning of Section 856(c) of the Code and that any Asset Sales hereunder do not jeopardize the Company's status as a REIT. Immediately prior to the Effective Time, the Company shall declare and pay a dividend to holders of Company Common Stock in an amount equal to the net proceeds of any Asset Sales, and the Cash Consideration will be reduced by the amount of such dividend, if any.

         Section 6.14 Company REIT Status. In furtherance and not in limitation of Section 5.3, nothing in this Agreement shall prohibit the Company from taking, and the Company hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, is legally necessary for the Company to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time; provided, however, if any such action causes the Company to distribute cash or property to any holders of Company Common Stock or holders of Company OP Units in addition to any distributions pursuant to Section 5.1(c), the Cash Consideration will be reduced by the per share amount of any such distribution. Subject to Section 2.15, after the Effective Time, the Company will not be a qualified REIT subsidiary (within the meaning of Code Section 856(i)) of Parent, and will continue to be treated as a corporation for federal income tax purposes, and the Company's taxable year will not close on the Closing Date.

         Section 6.15 Parent REIT Status. Nothing in this Agreement shall prohibit Parent from taking, and Parent hereby agrees to take, any action at any time or from time to time that in the reasonable judgment of the Parent Board, upon advice of counsel, is legally necessary for Parent to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Effective Time.

                                  ARTICLE VII
                              CONDITIONS OF MERGER

         Section 7.1 Conditions to Obligation of each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) the Company Voting Proposal shall have been approved by the Company Stockholders in the manner required under the MGCL, the rules of the NYSE and the Organizational Documents of the Company;

         (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction and no other legal restraint or prohibition shall be in effect which prohibits, restrains or enjoins the consummation of the Merger;

         (c) if Parent has made a Stock Election, the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order suspending the effectiveness of the Registration Statement nor shall proceedings for that purpose have been threatened, and any material Blue Sky Law permits and approvals applicable to the registration of the Parent Common Stock to be exchanged for Company Common Stock shall have been obtained; provided that, if this condition cannot be satisfied before the Termination Date and Parent has made a Stock Election, such Stock Election shall be deemed to have been revoked and only Cash Consideration shall be paid in the Merger;

         (d) all filings required to be made prior to the Closing by any Party or any of its respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any Party or any of its respective Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to obtain such consents would not cause a Company Material Adverse Effect or a Parent Material Adverse Effect and could not reasonably be expected to subject the Parties or their Affiliates or any directors, officers, agents or advisors of any of the foregoing to the risk of criminal liability;

         (e) if Parent has made a Stock Election, the shares of Parent Common Stock issuable to the holders of Company Shares pursuant to this Agreement shall have been approved for listing on the NYSE upon official notice of issuance; provided that, if this condition cannot be satisfied before the Termination Date and Parent has made a Stock Election, such Stock Election shall be deemed to have been revoked and only Cash Consideration shall be paid in the Merger; and

         Section 7.2 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company, CTOP and Pinecreek OP to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) The representations and warranties of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub contained in this Agreement shall be true and correct (without regard to any materiality or Parent Material Adverse Effect qualifier contained therein), on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; provided, however, that the representations set forth in Section 4.3(Capitalization), Section 4.5(Compliance), Section 4.6(SEC Documents),
Section 4.7(Absence of Certain Changes), 4.10(Taxes), 4.12(Proxy Statement; Form S-4 Registration Statement; Other Information) and 4.13 (Authorization for Parent Common Stock) need only be true and correct for purposes of satisfying the condition set forth in this Section 7.2(a) if Parent has made and not revoked a Stock Election.

         (b) Parent shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         (c) There shall not be instituted, pending or threatened any Action by a Governmental Entity as a result of this Agreement or any of the transactions contemplated herein which would reasonably be expected (i) to result in a claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, against a director, officer or employee of the Company or (ii) if Parent has made a Stock Election, to have a Parent Material Adverse Effect (assuming for purposes of this Section 7.2(c) that the Merger shall have occurred);

         (d) The Company shall have received a certificate executed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent to the effect set forth in clauses (a) and (b) of this Section 7.2.

         (e) if Parent has made a Stock Election, the Company shall have received an opinion of counsel, based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others, dated as of the Closing Date, to the effect that, commencing with its inception Parent was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it to meet, and Parent has met, through the Closing Date, the requirements for qualification and taxation as a REIT under the Code and Parent's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; provided that, if this condition cannot be satisfied before the Termination Date and Parent has made a Stock Election, such Stock Election shall be deemed to have been revoked and only Cash Consideration shall be paid in the Merger.

         Section 7.3 Conditions to Obligations of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub to Effect the Merger. The obligations of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) The representations and warranties of the Company, CTOP and Pinecreek OP contained in (i) Section 3.2(Authorization; Validity and Effect of Agreement); Section 3.3(Capitalization), Section 3.12(f) (Severance), Section 3.17(Opinion of Financial Advisor), Section 3.18(Brokers), Section 3.19(Vote Required), Section 3.21(Takeover Provisions Inapplicable) and Section 3.22(Affiliate Transactions) of this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct in all material respects as of the specified date) and (ii) in all other sections of
Article III of this Agreement shall be true and correct (without regard to any materiality or Company Material Adverse Effect qualifier contained therein), on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) The Company shall have performed or complied in all material respects with all obligations required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

         (c) Parent shall have received a certificate executed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the effect set forth in clauses (a) and (b) of this Section 7.3.

         (d) There shall not be instituted, pending or threatened any Action by a Governmental Entity as a result of this Agreement or any of the transactions contemplated herein which would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect (assuming for purposes of this Section 7.3(d) that the Merger shall have occurred).

         (e) Parent shall have received the opinion of Latham & Watkins in the form attached as Exhibit A (based upon customary representations including those contained in this Agreement or in certificates of officers of the Parties and others), dated as of the Closing Date.

         Section 7.4 Delay. If Parent delays the Closing Date pursuant to a Delayed Closing, then for purposes of determining whether the conditions set forth in Section 7.3(a) have been satisfied, such conditions shall be deemed to have been satisfied as of the Closing Date irrespective of any facts, circumstances or events subsequent to the Closing Date (disregarding for such purposes any Delayed Closing) if the Company confirms in writing to Parent that it is willing and able to deliver the certificate referred to in Section 7.3(c) on the Closing Date (disregarding for such purposes any Delayed Closing). If the Closing Date has been delayed pursuant to a Delayed Closing, then notwithstanding anything to the contrary herein, the certificate referred to in
Section 7.3(c) shall be delivered on the Closing Date but shall with respect to the conditions set forth in Section 7.3(a) be dated as of, and deemed to have been delivered on, the date on which, pursuant to the preceding sentence, the Company confirmed in writing that it was willing and able to deliver such certificate and with respect to the conditions set forth in Section 7.3(b) be dated as of the Closing Date.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time (except as otherwise provided), whether before or after the approval of the Company Stockholders referred to in Section 7.1(a), by written notice from Parent to the Company or the Company to Parent, as the case may be, as follows:

         (a) by mutual written consent of each of Parent and the Company;

         (b) by either the Company or Parent, if the Effective Time shall not have occurred on or before the date which is six months following the date hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

         (c) by either the Company or Parent, if a Governmental Entity shall have issued an order, decree or injunction having the effect of making the Merger illegal or permanently prohibiting the consummation of the Merger, and such order, decree or injunction shall have become final and nonappealable;

         (d) by either Parent or the Company if the requisite vote in favor of the Company Voting Proposal shall not have been obtained at a duly held meeting of Company Stockholders or at any adjournment thereof; provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if it fails to fulfill its obligations to timely call and conduct the Company Stockholders Meeting under Section 6.1(d);

         (e) by Parent, if (i) the Company Board shall have qualified, withdrawn or modified, or proposed publicly to qualify, withdraw or modify, its recommendation of the Company Voting Proposal, (ii) Parent requests in writing that the Company Board publicly reconfirm its recommendation of the Company Voting Proposal to Company Stockholders and the Company Board fails to do so within ten Business Days after its receipt of Parent's request; (iii) the Company Board shall have recommended to the Company Stockholders an Acquisition Proposal; (iv) the Company fails to fulfill its obligations to timely call and conduct the Company Stockholders Meeting under Section 6.1(d); or (v) the Company breaches its obligations under Section 6.3 in any material respect;

         (f) by Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the earlier of (a) 30 days from Parent providing notice of such Terminating Company Breach or (b) the Termination Date, Parent shall not be able to terminate this agreement pursuant to this Section 8.1(f) so long as the Company uses its reasonable best efforts to cure such breach within such time period;

(g) by the Company, upon a material breach of any covenant or agreement on the part of Parent set forth in this Agreement, or any representation or warranty of Parent shall have become untrue such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is capable of being cured by Parent prior to the earlier of (a) 30 days from the Company providing notice of such Terminating Parent Breach or (b) the Termination Date, the Company shall not be able to terminate this agreement pursuant to this Section 8.3(g) so long as Parent uses its reasonable best efforts to cure such breach within such time period; or

         (h) by the Company, if the Company has approved a Superior Proposal in accordance with Section 6.3(b); provided, however, that this Agreement may be terminated by the Company pursuant to this Section 8.1(h) prior to the Company Stockholders Meeting and only after the fifth Business Day following the Company's delivery of written notice to Parent advising Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub that the Company Board is prepared to accept a Superior Proposal setting forth the material terms and conditions of any such Superior Proposal, including the amount of consideration per share of Company Common Stock the stockholders of the Company will receive and the definitive agreements pursuant to which such Superior Proposal would be implemented (the "Superior Proposal Notice") and only if the Company has not breached its obligations under Section 6.3 in any material respect and provided that, immediately prior to and as a condition of such termination, the Company shall comply with its obligations under the terms of Section 8.2.

         Section 8.2 Expenses; Break-Up Fee.

         (a) Except as otherwise provided in this Section 8.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such Expenses. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement/Prospectus and Registration Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

         (b) Notwithstanding the foregoing, if (A) an Acquisition Proposal has been received by an officer or director of the Company or by the Company's advisors or at the time of such termination an Acquisition Proposal has been publicly proposed or publicly announced and this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(d) or (B) this Agreement is terminated by Parent pursuant to Section 8.1(f), then the Company shall pay the Expenses incurred by Parent up to the Maximum Expense Amount (as defined below); provided, however, that the Company shall not be obligated to pay such Expenses incurred by Parent if it is obligated to pay a Break-Up Fee pursuant to Section 8.2(c).

         The "Maximum Expense Amount" shall be an amount equal to the lesser of
(i) $11,000,000 (the "Maximum Amount") and (ii) the maximum amount, if any, that can be paid to Parent, without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year determined as if (a) the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), and (b) the recipient has $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income which was not Qualifying Income), in each case as determined by independent accountants to Parent. Notwithstanding the foregoing, in the event Parent, receives a reasoned opinion from outside counsel or a ruling from the IRS ("Tax Guidance") providing that Parent's receipt of the Maximum Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements"), the Maximum Expenses Amount shall be an amount equal to the Maximum Amount and the Company shall, upon receiving notice that Parent, as the case may be, has received the Tax Guidance, pay to Parent the unpaid Maximum Amount within five Business Days. In the event that Parent is not able to receive the full Maximum Amount due to the above limitations, the Company shall place the unpaid amount in escrow by wire transfer within three days of termination and shall not release any portion thereof to Parent unless and until Parent receives either one or a combination of the following once or more often: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events the Company shall pay to Parent the lesser of the unpaid Maximum Amount or the maximum amount stated in the letter referred to in (i) above within five Business Days after the Company has been notified thereof. The obligation of the Company, as the case may be, to pay any unpaid portion of the Maximum Expense Amount shall terminate on the December 31 following the date which is three years from the date of this Agreement. Amounts remaining in escrow after the obligation of the Company to pay the Maximum Expense Amount terminates shall be released to the Company. The Company's payment of the Expenses incurred by Parent pursuant to this subsection shall be the sole and exclusive remedy of Parent against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment, except for liabilities or damages caused by the willful breach of any representations, warranties, covenants or agreements herein by the Company.

         (c) Notwithstanding anything herein to the contrary:

                  (i) if this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(d) or this Agreement is terminated by Parent pursuant to
         Section 8.1(f), and, in each case, an Acquisition Proposal has been received by an officer or director of the Company or by the Company's advisors or at the time of such termination an Acquisition Proposal has been publicly proposed or publicly announced and within 12 months of the termination of this Agreement, the Company or any of its Subsidiaries consummates a transaction included in the definition of Acquisition Proposal (or enters into an agreement with respect to such a transaction), then the Company shall pay Parent an amount equal to the Break-Up Fee less the amount of any Expenses which have been previously paid by the Company to Parent pursuant to Section 8.2(b), by wire transfer of immediately available funds to an account designated by Parent, within two Business Days after the consummation of such Acquisition Proposal.

                  (ii) if this Agreement is terminated by Parent pursuant to
         Section 8.1(e) then the Company shall pay Parent an amount equal to the Break-Up Fee, by wire transfer of immediately available funds to an account designated by Parent, within two Business Days after the termination of this Agreement.

                  (iii) if this Agreement is terminated by the Company pursuant to Section 8.1(h) then immediately prior to such termination, the Company shall pay Parent an amount equal to the Break-Up Fee, by wire transfer of immediately available funds to an account designated by Parent.

The Company's payment of a Break-Up Fee or Expenses pursuant to Section 8.2 shall be the sole and exclusive remedy of Parent against the Company and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the Company. In no event shall the Company be required to pay more than one Break-Up Fee pursuant to this Section 8.2(c) and for the avoidance of doubt, the Break-Up Fee is the maximum aggregate amount that the Company shall be required to pay Parent pursuant to Sections 8.2(b) and 8.2(c), other than in each case with respect to any willful breach of this Agreement by the Company.

         (d) The "Break-Up Fee" shall be an amount equal to the lesser of (i) the Base Amount (as defined below) and (ii) the maximum amount, if any, that can be paid to Parent without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year determined as if (a) the payment of such amount did not constitute Qualifying Income, and (b) Parent has $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of Parent which was not Qualifying Income), in each case as determined by independent accountants to Parent. Notwithstanding the foregoing, in the event Parent receives Tax Guidance providing that Parent's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements, the Break-Up Fee shall be an amount equal to the Base Amount and the Company shall, upon receiving notice that Parent has received the Tax Guidance, pay to Parent the unpaid Base Amount within five Business Days. In the event that Parent is not able to receive the full Base Amount due to the above limitations, the Company shall place the unpaid amount in escrow by wire transfer within three days of termination and shall not release any portion thereof to Parent unless and until Parent receives either one or a combination of the following once or more often: (i) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events the Company shall pay to Parent the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above within five Business Days after the Company has been notified thereof. The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by Parent as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither Party shall have any other liability to the other after the payment of the Break-Up Fee. The obligation of Company to pay any unpaid portion of the Break-Up Fee shall terminate on the December 31 following the date which is three years from the date of this Agreement. Amounts remaining in escrow after the obligation of the Company to pay the Break-Up Fee terminates shall be released to the Company. As used in this Section 8.2(d), the "Base Amount" shall mean $65,000,000.

         Section 8.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers, members or directors except as (i) set forth in Section 8.2, (ii) with respect to any actual liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement, and (iii) with respect to provisions that survive the termination hereof pursuant to
Section 9.1.

         Section 8.4 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of their respective Boards at any time before or after any required approval of matters presented in connection with the Merger by Company Stockholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

         Section 8.5 Waiver. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.1, as the case may be, except that (a) the agreements set forth in
Article II, Sections 6.1 and 9.1 through 9.11 shall survive the Effective Time and (b) the agreements set forth in the Confidentiality Agreement and in Sections 6.11, 8.2, 8.3 and 9.1 through 9.11 shall survive termination indefinitely.

         Section 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

             If to Parent, Merger Sub, CTOP Merger Sub or Pinecreek Merger Sub:

                      Kimco Realty Corporation
                      3333 New Hyde Park Road
                      New Hyde Park, New York 11042-0020
                      Attention: Michael Pappagallo
                                 Bruce Rubenstein, Esq.
                      Fax No.:  (516) 869-9001

             with a copy to (which copy shall not constitute notice):

                      Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York  10019
                      Attention: Adam O. Emmerich, Esq.
                                 David E. Shapiro, Esq.
                      Fax No.:  (212) 403-2000

             If to the Company, CTOP or Pinecreek OP:

                      Pan Pacific Retail Properties, Inc.
                      1631-B South Melrose Drive
                      Vista, California 92083
                      Attention: Chief Executive Officer
                      Fax No.:   (760) 727-1430
             with a copy to (which copy shall not constitute notice):

                      Latham & Watkins
                      650 Town Center Drive
                      Costa Mesa, California 92626
                      Attention:  William J. Cernius, Esq.
                      Fax No.:    (714) 755-8290

         Section 9.3 Severability. If any term or other provision of this agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 9.4 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule), together with the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by any Party by operation of law or otherwise without the express written consent of each of the other Parties; provided that each of Parent, Merger Sub, CTOP Merger Sub and Pinecreek Merger Sub shall be permitted to transfer or assign to one of its Affiliates the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment shall relieve such Person of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.5 Parties in Interest; Construction. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as set forth in Section 6.11.

         Section 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Maryland without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

         Section 9.7 No Trial by Jury. Each of the Parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any litigation arising out of or relating to this Agreement, the Confidentiality Agreement, the Merger or any of the other transactions contemplated hereby or thereby.

         Section 9.8 Action by Subsidiaries. Whenever this Agreement requires any Subsidiary of the Company or any Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or Parent to cause such Subsidiary to take such action, as the case may be.

         Section 9.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 9.10 Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties agrees that they each shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any Action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such Party may be entitled, at law or in equity.

         Section 9.11 Mutual Drafting. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

         Section 9.12 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and "without limitation" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule, Appendix and Exhibit references are to this Agreement unless otherwise specified. Capitalized terms set forth in the Exhibits, Appendices and Schedules attached hereto shall have the same meanings as set forth in this Agreement, unless defined otherwise in such Exhibit, Appendix or Schedule.

         Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



                            [Signature page follows.]

                  IN WITNESS WHEREOF, Parent, Merger Sub, CTOP Merger Sub, Pinecreek Merger Sub, the Company, CTOP and Pinecreek OP have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            KIMCO REALTY CORPORATION



                                            By: /s/ Jeff Olson
                                                ------------------------------



                                            KRC ACQUISITION INC.



                                            By: /s/ Jeff Olson
                                                ------------------------------


                                            KRC CT ACQUISITION LIMITED
                                            PARTNERSHIP




                                            By: /s/ Jeff Olson
                                                ------------------------------



                                            KRC PC ACQUISITION LIMITED
                                            PARTNERSHIP





                                            By: /s/ Jeff Olson
                                                ------------------------------



              [Signature Page to the Agreement and Plan of Merger]

                                            PAN PACIFIC RETAIL PROPERTIES, INC.


                                            By: /s/ Stuart A. Tanz
                                                ------------------------------



                                            CT OPERATING PARTNERSHIP, L.P.




                                            By: /s/ Stuart A. Tanz
                                                ------------------------------



                                            WESTERN/PINECREEK, L.P.



                                            By: /s/ Stuart A. Tanz
                                                ------------------------------






              [Signature Page to the Agreement and Plan of Merger]

                                                                       EXHIBIT A

            EXHIBIT A - Form of REIT Opinion of Latham & Watkins LLP

                      [Letterhead of Latham & Watkins LLP]


                               [Month] [day], 2006


Kimco Realty Corporation
3333 New Hyde Park Road
New Hyde Park, New York 11042-0020

         Re: Agreement and Plan of Merger by and among Kimco Realty Corporation, KRC Acquisition Inc., KRC CT Acquisition Limited Partnership, KRC PC Acquisition Limited Partnership, Pan Pacific Retail Properties, Inc., CT Operating Partnership and Western/Pinecreek, L.P., dated as of July 9, 2006

Ladies and Gentlemen:

         We have acted as tax counsel to Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), in connection with the proposed merger (the "Merger") of KRC Acquisition Inc., a Maryland corporation ("Merger Sub") and an indirect subsidiary of Kimco Realty Corporation, a Maryland corporation ("Parent") with and into the Company pursuant to the Agreement and Plan of Merger by and among Parent, Merger Sub, KRC CT Acquisition Limited Partnership, KRC PC Acquisition Limited Partnership, Company P, CT Operating Partnership and Western/Pinecreek, L.P., dated as of July 8, 2006 (the "Merger Agreement"). This opinion is being rendered to you pursuant to Section 7.3(e) of the Merger Agreement. Capitalized terms employed but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement.

         You have requested our opinion concerning the Company's election to be taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is based on various facts and assumptions, including the facts set forth in the Merger Agreement and the Proxy Statement/Prospectus filed by the Company with the Securities and Exchange Commission on [Month] [day], 2006 (the "Proxy Statement") concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of the Company and Parent. With your permission, we have assumed the accuracy of the opinion of Venable LLP, counsel for the Company, dated ) [Month] [day], [2006], with respect to certain matters of Maryland law.

         In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer's Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts, assumptions and representations, it is our opinion that:

         (a) Commencing with the Company's taxable year ending December 31, 1997, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code through its taxable year ending [December 31, 2005]; and

         (b) The Company has been organized and has operated in accordance with the requirements for qualification and taxation as a REIT under the Code during its taxable year beginning [January 1, 2006] through the Closing (without regard to REIT distribution requirements); provided that the Company's [2006] taxable year will not close on the Closing Date, and the Company's qualification as a REIT for [2006] will depend, in part, upon its organization and method of operation post-Closing. As a result, in rendering this opinion, with your consent, we have assumed that following the Closing and through the end of the Company's taxable year in which the Closing occurs, the Company will continue to be organized and operated in accordance with the requirements for qualification and taxation as a REIT under the Code.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Merger Agreement, the Proxy Statement or Officer's Certificate may affect the conclusions stated herein. As described in the Proxy Statement, the Company's qualification and taxation as a REIT depends upon its ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements.

         This opinion is rendered only to you in connection with Section 7.3(e) of the Merger Agreement, and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation, for any purpose, without our prior written consent.

                                                     Very truly yours,


                                     [DRAFT]